Exhibit 1

Dated as of July 2, 2024

REPUBLIC OF CHILE

BOFA SECURITIES, INC.

HSBC SECURITIES (USA) INC.

J.P. MORGAN SECURITIES PLC

SOCIÉTÉ GÉNÉRALE

UNDERWRITING AGREEMENT

€1,600,000,000 3.875% Notes due 2031

REPUBLIC OF CHILE

€1,600,000,000 3.875% Notes due 2031

UNDERWRITING AGREEMENT

July 2, 2024

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

U.S.A.

HSBC Securities (USA) Inc.
66 Hudson Boulevard

New York, NY 10001

U.S.A.

J.P. Morgan Securities plc

25 Bank Street, Canary Wharf

London E14 5JP

United Kingdom

Société Générale

Immeuble Basalte

17 Cours Valmy

CS50318

92972 Paris La Défense Cedex

France

Ladies and Gentlemen:

THE REPUBLIC OF CHILE (the “Republic” or “Chile”) proposes to issue and sell to BofA Securities, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities plc and Société Générale (the “Underwriters”) €1,600,000,000 aggregate principal amount of its 3.875% Notes due 2031 (the “Notes”). The Notes will have the terms described in the Final Term Sheet (as defined below), including an interest rate step up under certain conditions specified therein, and will be issued pursuant to an indenture, dated as of December 12, 2014 (the “Base Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of May 27, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) a copy of which was filed on May 5, 2015 with the Securities and Exchange Commission (the “Commission”) as an exhibit to a post-effective amendment to registration statement No. 333-183920, under Schedule B (“Schedule B”) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes to be issued by the Republic will be evidenced initially by one or more Registered Global Notes (each, a “Registered Global Note”) deposited with a custodian for, and registered in the name of a nominee of, Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking société anonyme (“Clearstream Luxembourg”). The Notes will be in registered form without coupons. The Notes will be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Except where the context otherwise requires, terms not otherwise defined in this Underwriting Agreement (the “Agreement”) shall have the meanings specified in the Indenture or in the Notes.

1.            Issue of Notes, Prospectus and Publicity

(a)           Agreement to Issue Notes. The Republic agrees to issue and sell the Notes to the Underwriters as provided in this Agreement on July 9, 2024 or such later date, not being later than July 12, 2024, as the Republic and the Underwriters may agree (the “Closing Date”).

(b)           Payment of the Notes. Each Underwriter, severally and not jointly, agrees to purchase the principal amount of the Notes set forth opposite its name on Schedule II, as such amount may be adjusted pursuant to Section 11 hereof, at a price equal to 99.777% of the aggregate principal amount of the Notes, plus accrued interest, if any, from (and including) July 9, 2024 to (but excluding) the Closing Date (the “Purchase Price”), minus the amounts referred to in Section 9(c).

(c)           Terms of the Notes. The Notes will be issued in accordance with the terms of the Indenture and will be in the form and contain such terms as set forth therein. The Indenture and this Agreement are together referred to herein as the “Agreements.”

(d)           Publicity. Except as may be required by law and except as provided for in this Agreement, no announcement or other publicity in newspapers, journals or marketing materials relating to the Notes shall be made or issued directly or indirectly by or on behalf of any of the parties hereto without the prior approval of the Republic and the Underwriters; provided that this shall not apply to customary publications made by the Underwriters in connection with the marketing of the Notes.

2.            Stabilization

(a)           Société Générale, or any of its affiliates, may, to the extent permitted by applicable law, regulations and rules, engage in transactions that stabilize, maintain, or otherwise affect the price of the Notes, including without limitation, overallotting the offering, creating a short position and bidding for and purchasing Notes to cover such short positions, and bidding for and purchasing Notes to stabilize the price of the Notes. In doing so, Société Générale shall act as principal and not as an agent of the Republic and any loss resulting from over-allotment or stabilization will be borne, and any profit arising therefrom shall be retained, by Société Générale. Such transactions will be undertaken at the offices of Société Générale (or any person acting for it) and on the International Securities Market (the “ISM”) of the London Stock Exchange (the “Stock Exchange”). However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date of adequate public disclosure of the final price of the Notes is made and, if begun, may be ended at any time, but it must end no later than 30 calendar days after the date on which the Republic received the proceeds of the issue, or no later than 60 calendar days after the date of the allotment of the Notes.

(b)           Nothing in this Section 2 shall be construed as requiring the Republic to issue more than €1,600,000,000 in principal amount of the Notes.

3.            Agreements by the Underwriters

(a)           Purchase of Notes. The Underwriters agree severally, and not jointly, to purchase the Notes at the Purchase Price on the Closing Date subject to the terms of this Agreement.

(b)           Restrictions. Each of the Underwriters severally represents, warrants and agrees that it and, where applicable, each of its affiliates that participate in the distribution of the Notes has complied and will comply with the terms set out in Schedule I.

The Underwriters have not entered nor will they enter into any contractual arrangement with respect to the distribution or delivery of the Notes, except with their affiliates or with the prior written consent of the Republic pursuant to the terms of this Agreement.

(c)           Product Governance Rules.

(i)            Solely for the purposes of the requirements of Article 9(8) of the MiFID II Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules, each of J.P. Morgan Securities plc and Société Générale (the “EU Manufacturers”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Disclosure Package and the Final Prospectus in connection with the Notes. The Republic and the EU Manufacturers note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the EU Manufacturers and the related information set out in the Disclosure Package and the Final Prospectus in connection with the Notes.

(ii)           Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules, J.P. Morgan Securities plc and Société Générale (the “UK Manufacturers”) understand the responsibilities conferred upon them under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Disclosure Package and the Final Prospectus in connection with the Notes. The Republic and the UK Manufacturers note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the UK Manufacturers and the related information set out in the Disclosure Package and the Final Prospectus in connection with the Notes.

(d)           Sales Among Affiliates of the Underwriters. The Republic acknowledges and agrees that the Underwriters may sell to any of their affiliates Notes purchased by any Underwriter, and that any of such affiliates may sell to other such affiliates or to the Underwriters Notes purchased by such affiliates.

(e)           Agreement Among Underwriters. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1 (Fixed-Price Non-Equity-Related Issues)/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out as follows: For purposes of the Agreement Among Managers, “Managers” means the Underwriters and the Representatives shall be joint “Lead Managers,” and “Settlement Lead Manager” means Société Générale and “Subscription Agreement” means this Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 11 of this Agreement.

(f)           Structuring Agents. The Republic hereby retains BofA Securities, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, an affiliate of J.P. Morgan Securities plc, and Société Générale as structuring agents for the Republic in connection with the offering.

4.            Listing

(a)           Application for Listing. The Republic confirms that it will make or cause to be made an application, on behalf of the Republic, for the Notes to be admitted to trading on the ISM.

(b)           Supply of Information. The Republic agrees to supply to the Underwriters for delivery to the Stock Exchange copies of the Final Prospectus (as defined in Section 5(a)(i)), on behalf of the Republic, and such other documents, information and undertakings as may be required for the purpose of obtaining such listing.

5.            Representations and Warranties of the Republic

The Republic represents and warrants on the date hereof and as of the Closing Date, unless otherwise stated, to each of the Underwriters as follows:

(a)           Registration Statement.

(i)             The Republic meets the requirements for use of Schedule B. The Republic has filed with the Commission a registration statement under Schedule B (No. 333-262548) covering the registration of the Notes under the Securities Act and including the related base prospectus (the “Base Prospectus”) and any documents included by reference therein. Such registration statement has been declared effective by the Commission, as amended as of the date and time of this Agreement (the “Execution Time”). Such registration statement, as amended as of the Execution Time, together with the Base Prospectus constituting a part thereof, any prospectus supplement relating to the Notes and all documents incorporated by reference thereto, meet the requirements set forth in Commission Release No. 33-6424 (the “Release”) and Schedule B. The Republic has filed a preliminary prospectus supplement with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”), which has been furnished to the Underwriters (the “Preliminary Prospectus Supplement”), and proposes to file with the Commission, pursuant to Rule 424(b), a supplement to the Base Prospectus (the “Prospectus Supplement”) relating to the Notes and the plan of distribution thereof and has previously advised you of all other information (financial, statistical and other), if any, with respect to the Republic to be set forth therein. Such registration statement (including the Base Prospectus and any documents incorporated by reference in such registration statement), as amended as of the Execution Time, including the exhibits thereto and all documents incorporated by reference in the Base Prospectus contained therein, if any, each as amended, at the date and time it became effective (the “Effective Time”), are hereinafter referred to as the “Registration Statement.” The Base Prospectus together with the Prospectus Supplement in the form in which it shall be first filed with the Commission pursuant to Rule 424(b) after the Execution Time is hereinafter referred to as the “Final Prospectus,” and any reference to any amendment or supplement to the Final Prospectus or the Base Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed after the Execution Time, under the United States Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated by reference in the Final Prospectus.

(ii)            Prior to the termination of the offering of the Notes, the Republic will not file any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus that shall not have previously been furnished to the Underwriters or of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing.

(iii)           At the Effective Time, the Registration Statement and any amendment thereof did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus and any amendment or supplement thereto will, comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder, including the Release and Schedule B. The (i) Registration Statement, as amended at the Effective Time and at the Execution Time, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, did not contain or will not contain, as applicable, an untrue statement of a material fact or omit or will not omit, as applicable, to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) Final Prospectus, on the date it is first filed in accordance with Rule 424(b), on the date of any amendment or supplement thereto and on the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Republic makes no representations or warranties with respect to any statements or omissions contained herein, in the Registration Statement or the Final Prospectus made in reliance upon and in conformity with the information furnished in writing to the Republic by the Underwriters, expressly for use in the Registration Statement or the Final Prospectus, it being understood and agreed that the only information furnished by the Underwriters is set forth in Sections 10(a) and 10(b).

(iv)           The Disclosure Package (as defined herein), at the date and time of the first sale of the Notes to the public (12:25 p.m.) New York City Time on the date of this Agreement (the “Initial Sale Time”), when taken as a whole, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus (as defined below) identified in Schedule III, as supplemented by and taken together with the Disclosure Package as of the Initial Sale Time, did not, and as of the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Republic by any Underwriter specifically for use therein. The (i) Base Prospectus, as amended and supplemented as of the Execution Time, (ii) Preliminary Prospectus Supplement, (iii) issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule IV hereto, and (iv) any other free writing prospectus as defined in Rule 405 under the Securities Act (each, a “Free Writing Prospectus”) that the parties hereto shall hereafter expressly agree in writing to treat as part of this Disclosure Package, are hereinafter referred to as the “Disclosure Package.”

(v)            The documents, if any, incorporated by reference in the Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Disclosure Package and the Final Prospectus or any further amendment or supplement thereto when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Republic makes no representations or warranties with respect to any statements or omissions contained in the Disclosure Package or the Final Prospectus made in reliance upon and in conformity with information furnished in writing to the Republic by the Underwriters, expressly for use in the Disclosure Package or the Final Prospectus, it being understood and agreed that the only information furnished by the Underwriters is set forth in Sections 10(a) and 10(b).

(b)           Powers and Authority. The Republic has full power and authority to execute and deliver each of this Agreement, the Indenture and the Notes and all other documents and instruments to be executed and delivered by the Republic hereunder and thereunder (including the Authorization contemplated thereunder), to incur the obligations to be incurred by it as provided herein or therein, and to perform and observe the provisions hereof and thereof on its part to be performed or observed and to issue and sell the Notes and to perform the terms thereof.

(c)           Authorization. The filing of the Registration Statement and the issuance and sale of the Notes and the execution and delivery of this Agreement, the Indenture and the Notes by the Republic and all other documents to be executed and delivered by the Republic hereunder and thereunder (including the Authorization contemplated thereunder) and the performance of its obligations hereunder and thereunder have been duly authorized by the Republic.

(d)           Validity of Agreements. Each of this Agreement and the Indenture and the Authorization contemplated thereunder has been duly executed and delivered on behalf of the Republic and constitutes a legal, valid and binding obligation of the Republic enforceable against the Republic in accordance with the terms thereof, subject as to enforcement to bankruptcy, liquidation, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles and except that, with respect to this Agreement, the enforceability of rights of indemnity or contribution provided herein may be limited by federal and state and other applicable laws and public policies underlying these laws.

(e)           Validity of Notes. The Notes have been duly authorized and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with this Agreement, will be valid and binding obligations of the Republic entitled to the benefits of the Indenture.

(f)           Consents. No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in the Republic or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Agreements by the Republic, or for the issue, sale, delivery and performance of the Notes as contemplated herein and in the Registration Statement, the consummation of the other transactions contemplated by the Agreements and the compliance by the Republic with the terms of the Agreements, as the case may be, or for the validity or enforceability of the Agreements and the Notes against the Republic, except for the authorizations contained in Article 3 of Law No. 21,460, published in the Official Gazette of December 18, 2023 (the “ 2024 Budget Law”) and in Supreme Decree No. 1, dated January 2, 2024, published in the Official Gazette of January 17, 2024 of the Ministry of Finance of the Republic, (the “Supreme Decree”), which have been duly obtained and are in full force and effect on the date hereof and will be in full force and effect on the Closing Date.

(g)           Compliance. The execution, delivery and performance of this Agreement and the Indenture, the issuance, sale and delivery of the Notes, the consummation of the other transactions contemplated by the Agreements and the Notes (and compliance with the terms hereof and thereof) do not and will not (i) in any material respect conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation, decree, judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any fiscal agency agreement, trust deed, mortgage or other agreement to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective properties or assets are bound or (iii) result in the creation of any lien or encumbrance upon such properties or assets, except, in cases of clauses (ii) and (iii), for those violations and defaults which individually and, in the aggregate, are not material to the Republic when taken as a whole. As used herein, the term “National Governmental Agency” means any ministry, department, agency or autonomous regulatory authority of the Republic.

(h)           Event of Default. No event has occurred and is continuing or circumstance arisen which, had the Notes already been issued, would (with the giving of notice and/or the passage of time) constitute an Event of Default under the Notes.

(i)            Litigation. Other than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no pending or, to the best knowledge of the Republic after due inquiry, threatened actions or proceedings (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would individually or in the aggregate have a material adverse effect on the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Agreements, or which are otherwise material in the context of the issue of the Notes.

(j)            Taxes and Filing of Documents. There is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Agreements (except for court clerk and consular fees in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Agreements or of any other document to be furnished thereunder, and it is not necessary that the Agreements be submitted to, filed or recorded with any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for their translation into Spanish for their submission to court in Chile).

(k)            Republic’s Obligations. When duly issued and authenticated and paid for by the Underwriters, the Notes will constitute direct, general, unconditional and unsubordinated external indebtedness of the Republic for which the full faith and credit of the Republic will have been pledged; when issued, the Notes will rank without any preference among themselves and equally with all other unsubordinated external indebtedness of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Notes ratably with payments being made under any other external indebtedness.

(l)            Private, Commercial Action. The execution, delivery and performance of this Agreement, the Indenture and the other documents referred to therein, and the issuance and sale of the Notes and the performance of the terms thereof by the Republic, constitute private and commercial acts rather than public or governmental acts. Under the laws of the Republic, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, neither the Republic nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise); provided, however, that the Republic is not permitted under the laws of the Republic to waive its immunity with respect to any attachment (prior to judgment or in aid of execution or otherwise) with respect to properties of the Republic located in Chile; and provided, further, that with respect to the movable and immovable property of the Republic which is destined for diplomatic and/or consular missions or to the residence of the head of such missions or for military purposes, including such property which is property of a military character or under the control of a military authority or defense agency, or the rights or property of the Chilean Central Bank (Banco Central de Chile) abroad, the waiver of immunity by the Republic is not permitted under the laws of the Republic. The waiver of immunity by the Republic contained in Section 21 hereof, Section 9.7(f) of the Indenture and Paragraph 15 of the Terms and Conditions of the Notes thereof and the indemnification and contribution provisions contained in Section 10 hereof do not conflict with Chilean law or public policy.

(m)          IMF. The Republic is a member of, and is eligible to use the general resources of, the International Monetary Fund (the “IMF”).

(n)           Enforcement of Agreements. Each of this Agreement, the Indenture and the Notes is in proper form under the laws of the Republic for the enforcement of a final and conclusive judgment in the courts of Chile, and in the legal action of such courts, such courts (i) would recognize and give effect to the respective provisions of this Agreement, the Indenture and the Notes that such documents be governed by the laws of the State of New York and (ii) would accordingly enforce the final and conclusive judgment made by a New York court. However, for its enforceability and admissibility in evidence in the Republic, each such document would need to be duly translated into Spanish, unless executed in Spanish by all the parties thereto. This procedure could be carried out in relation to any document issued or executed in a language other than Spanish at any time prior to such document being admitted as evidence in a proceeding held in Chilean courts.

(o)           Licenses, Consents and Residence. It is not necessary under the laws of the Republic that the Underwriters be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of any of the Agreements and the Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of the Agreements.

(p)           Ratings. There has been no public announcement by Fitch Ratings Limited (“Fitch Ratings”), Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Service (“Standard & Poor’s”) that the ratings accorded to the Republic’s debt securities in effect on the date hereof are under, or will be under, surveillance or review; and the Republic has not been informed by either Fitch Ratings, Moody’s or Standard & Poor’s that any of them intends or is contemplating any downgrading in any rating accorded to the Republic’s debt securities.

(q)           Sanctions. The Republic will not knowingly use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds to any entity or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or is in the region of Belarus or Russia or any country or territory, that, at the time of such funding, is the subject of comprehensive territory-wide Sanctions (currently, inter alia, the region of Crimea, Cuba, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine, the non-government-controlled regions of Zaporizhzhia and Kherson, Iran, North Korea, Syria and Venezuela), or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering of the Notes, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(r)            Sustainable Bond Framework. All material factual information contained in the updated Sustainable Bond Framework (the “Framework”) adopted by Chile in November 2020 and made available on its website is true and accurate in all material respects, and Chile’s commitments as described in the Framework are based on recent historical information and reasonable assumptions. The parameters under which eligible social projects are evaluated and selected as described in the Framework have been set by Chile after careful consideration.

6.             Covenants of the Republic

The Republic agrees with each of the Underwriters as follows:

(a)            Representations and Warranties. The Republic will notify the Underwriters promptly if at any time prior to payment of the Purchase Price to the Republic and fulfillment of all of the conditions precedent set forth in Section 8 anything occurs which renders or may render untrue or incorrect in any material respect any of the representations and warranties contained in Section 5 and will forthwith take such steps as the Underwriters may reasonably require to remedy and/or publicize such event.

(b)            Filing and Delivery of Final Prospectus. Promptly after the execution and delivery of this Agreement, the Republic will file the Prospectus Supplement with the Commission pursuant to Rule 424(b), setting forth, among other things, the necessary information with respect to the final terms of the offering of the Notes. The Republic will promptly deliver to each of the Underwriters and to their counsel copies of the Registration Statement in the form in which it became effective and all amendments thereto hereafter made (including any Form 18-K and amendment thereto) which relate to the Notes (in each case including all exhibits filed therewith and all documents incorporated by reference therein not previously furnished to the Underwriters), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to each of the Underwriters as many unsigned copies of the foregoing (excluding the exhibits) as the Underwriters may reasonably request. The Republic will also send to the Underwriters as soon as practicable after the date of this Agreement but no later than the Closing Date and thereafter from time to time as many copies of the Final Prospectus as any of the Underwriters or dealers may reasonably request for the purposes required by the Securities Act.

(c)            Filing of Final Term Sheet. The Republic agrees to prepare a final term sheet in the form set forth in Schedule V hereto (the “Final Term Sheet”), containing solely a description of the Notes in the form approved by the Underwriters, and to file such Final Term Sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule. Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(d)            Delivery of Amendments and Supplements. During such period (not exceeding 120 days) after the commencement of the offering of the Notes as the Underwriters or any dealer may be required by law to deliver a prospectus (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), if any event relating to or affecting the Republic, or of which the Republic, shall be advised in writing by the Underwriters, shall occur, should be set forth in a supplement to or an amendment of the Final Prospectus in order to make the statements set forth in the Final Prospectus, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend the Final Prospectus to comply with the Securities Act, the Republic will forthwith at its expense prepare and furnish to the Underwriters and the dealers named by any of the Underwriters a reasonable number of copies of a supplement to or supplements or an amendment or amendments of the Final Prospectus which will supplement or amend the Final Prospectus so that as supplemented or amended it will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In case any Underwriter or dealer is required to deliver a prospectus after the expiration of 120 days after the commencement of the offering of the Notes, the Republic, upon the request of such Underwriter or dealer, will furnish to such Underwriter or dealer, a reasonable quantity of a supplemented or amended Final Prospectus, or supplements to or amendments of the Final Prospectus, complying with Section 10(a) of the Securities Act.

(e)            The Republic will use its best efforts promptly to do and perform all things to be done and performed by it hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery by it of the Notes.

(f)            The Republic will advise the Underwriters promptly of the filing of the Prospectus Supplement pursuant to Rule 424(b) or otherwise and of any amendment or supplement to the Final Prospectus, the Registration Statement or the Disclosure Package or of official notice of institution of proceeding for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be entered, use its best efforts to obtain the prompt withdrawal thereof.

(g)            The Republic will take such actions as the Underwriters may reasonably request to qualify the Notes for offer and sale under the Blue Sky or legal investment laws of such jurisdictions in the United States and under the legal investment laws of such jurisdictions outside the United States as the Underwriters may reasonably designate, and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions inside or outside the United States and to maintain such qualifications for a period of at least one year from the Effective Time of the Registration Statement; provided, however, that the Republic shall not be required to qualify as a foreign corporation or dealer in securities under the laws of any jurisdiction other than as set forth in this Agreement and the Indenture or to file a general consent to service of process in any jurisdiction.

(h)            Additional Amounts. (A) All payments by the Republic in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of the Republic, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (for purposes of this paragraph, a “Relevant Tax”), unless the withholding or deduction of any such Relevant Tax is required by law. In that event, the Republic will pay such additional amounts, including but not limited to, the payment of the 4% withholding tax imposed on payments of interest to bondholders that are not residents of the Republic (“Additional Amounts”), as may be necessary to ensure that the amounts received by the bondholders after such withholding or deduction will equal the respective amounts of principal and interest that would have been receivable in respect of the Notes in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable in respect of any Relevant Tax:

(i)             imposed by reason of a bondholder or beneficial owner of a Note having some present or former connection with the Republic other than merely being a bondholder or beneficial owner of the Note or receiving payments of any nature on the Note or enforcing its rights in respect of the Note;

(ii)            imposed by reason of the failure of a bondholder or beneficial owner of a Note, or any other person through which the bondholder or beneficial owner holds a Note, to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Republic of such bondholder or beneficial owner or other person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction, provided that (x) the Republic or the Republic’s agent has provided the trustee with at least 60 days’ prior written notice of an opportunity to satisfy such a requirement, and (y) in no event shall such holder or beneficial owner or other person’s obligation to satisfy such a requirement require such holder or beneficial owner or other person to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder or beneficial owner or other person been required to file Internal Revenue Service Forms W-8BEN, W-8BEN- E, W-8ECI, W-8EXP and/or W-8IMY; or

(iii)           is imposed by reason of a bondholder or beneficial owner of a Note, or any other person through which the bondholder or beneficial owner holds a Note, having presented the Note for payment (where such presentation is required) more than 30 days after the relevant date, except to the extent that the bondholder or beneficial owner or such other person would have been entitled to Additional Amounts on presenting the Note for payment on any date during such 30-day period.

As used in this paragraph (h), “relevant date” in respect to any Notes, means the date on which payment in respect hereof first becomes due or, if the full amount of the money payable has not been received by the Trustee on or prior to such due date, the date on which notice is duly given under the Indenture to the holders that such monies have been so received and are available for payment. Any reference to “principal” and/or “interest” under the Indenture also refers to any additional amounts which may be payable under the Indenture.

The Republic will pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies which arise in the Republic or any political subdivision thereof or taxing authority thereof or therein in respect of the creation, issue, execution, initial delivery or registration of the Notes or any other document or instrument referred to therein. The Republic will also indemnify the bondholders from and against any stamp, court or documentary taxes or any excise or property taxes, charges or similar levies resulting from, or required to be paid by any of them in any jurisdiction in connection with, the enforcement of the obligations of the Republic under the Notes or any other document or instrument referred to therein following the occurrence of any Event of Default.

(B) From the date hereof through the period ending 30 days after the Closing Date, the Republic will ensure that no other Euro-denominated debt securities of the Republic, other than debt securities with a maturity of one year or less, are placed or sold in the international capital markets, directly or indirectly on its behalf, in any manner which might, in the reasonable opinion of the Underwriters, have a detrimental effect on the successful offering and distribution of the Notes, unless the Underwriters otherwise agree in writing.

7.             Issuer Free Writing Prospectuses

(a)            The Republic agrees that unless it obtains the prior consent of the Underwriters, which consent shall not be unreasonably withheld, it has not made and will not make any offers relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Republic with the Commission or retained by the Republic under Rule 433 under the Securities Act; provided that the prior consent of the Underwriters shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule IV hereto.

(b)            In connection with this offering, each Underwriter, severally and not jointly, represents and covenants with the Republic that, unless such Underwriter has obtained or will obtain, as the case may be, the prior consent of the Republic, which consent shall not be unreasonably withheld, such Underwriter has not and will not use any Issuer Free Writing Prospectuses or any free writing prospectus required to be filed by the Republic with the Commission or retained by the Republic under Rule 433 under the Securities Act; provided that the prior consent of the Republic shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule IV hereto.

8.             Conditions Precedent

The obligations of the Underwriters hereunder and the right of the Republic to receive payment for the Notes from the Underwriters are subject to the accuracy, on the date hereof and on the Closing Date, of the representations and warranties of the Republic contained herein, to the performance by the Republic of its obligations hereunder required to be performed on or before the Closing Date and to each of the following additional conditions precedent:

(a)            No Stop Orders, etc. (i) The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date and the Underwriters shall have received, prior to payment for the Notes, a certificate dated the Closing Date and signed by a duly authorized officer of the Republic to the effect that no such stop order is in effect and that no proceeding for such purpose is pending before, or, to the knowledge of such officer, threatened by the Commission.

(ii) Any request of the Commission for additional information shall have been complied with, and the Final Prospectus shall have been filed pursuant to the applicable provisions of Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act.

(b)            Other Agreements. On or prior to the Closing Date, the Indenture and any other agreements necessary for the consummation of the transactions contemplated hereby shall have been executed and delivered by the respective parties thereto, all in a form and substance reasonably satisfactory to the Underwriters.

(c)            Listing. The Republic shall have submitted applications to the Stock Exchange seeking the approval of the listing of the Notes on the official list of the Stock Exchange prior to the Closing Date, or the Underwriters are satisfied that such listing will be granted shortly after the Closing Date.

(d)            Euroclear and Clearstream. On or prior to the Closing Date, Euroclear Bank SA/NV, as operator of Euroclear and Clearstream Luxembourg shall have accepted the Notes for its book-entry settlement system and approved the form of the Registered Global Notes, on or prior to the Closing Date.

(e)            Legal Opinions. On or prior to the Closing Date, there shall have been delivered to the Underwriters legal opinions and letters, dated the Closing Date, of:

(i)             Morales & Besa Abogados Limitada, special Chilean counsel to the Republic, in substantially the form of Exhibits A-1 and A-2 hereto;

(ii)            Allen Overy Shearman Sterling US LLP, special New York counsel to the Republic, in substantially the form of Exhibits B-1 and B-2 hereto;

(iii)           Garrigues Chile Limitada, special Chilean counsel to the Underwriters, in substantially the form of Exhibits C-1 and C-2 hereto; and

(iv)          Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to the Underwriters, in substantially the form of Exhibits D-1 and D-2 hereto.

In giving its opinion, Allen Overy Shearman Sterling US LLP may rely upon the opinion of Morales & Besa Abogados Limitada, with respect to matters governed by the laws of Chile. In giving its opinion, Cleary Gottlieb Steen & Hamilton LLP may rely upon the opinion of Garrigues Chile Limitada, with respect to matters governed by the laws of Chile.

(f)            Resolutions and Prior Approvals. On or prior to the Closing Date, there having been delivered to the Underwriters (i) certified copies of the 2024 Budget Law and the Supreme Decree and (ii) certified copies of all approvals, authorizations, consents and orders, if any, required for the issuance and sale of the Notes, the execution of this Agreement, the Indenture and all such approvals, authorizations, consents and orders having been obtained, shall be in full force and effect on or prior to the Closing Date.

(g)            Compliance. At the Closing Date, (i) there will have been, in the reasonable judgment of all of the Underwriters, no material adverse change, or any development involving a prospective material adverse change, in the (national or international) monetary, financial, economic or political condition of the Republic other than as set forth or contemplated in the Disclosure Package and the Final Prospectus on the date of its issuance that would materially impair the Underwriters’ ability to market or distribute the Notes; (ii) the representations and warranties of the Republic herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; and (iii) there will have been delivered to the Underwriters certificates of duly authorized officials of the Republic, dated the Closing Date, to such effect as set forth in this Section 8(g).

(h)            Certificates. On or prior to the Closing Date, there shall have been delivered to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, certificates of duly authorized officials of the Republic as to the authority, incumbency and specimen signatures of the persons who have executed or will execute this Agreement, the Indenture, and the Notes and the other instruments and documents to be executed and delivered hereunder and thereunder by the Republic, as the case may be, and such other documents, opinions and certificates as the Underwriters or their counsel may reasonably require.

(i)             Other Documents. On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

(j)             Waiver. The Underwriters may waive, at their sole discretion and upon such terms as they deem appropriate, any of the conditions set forth above.

9.             Closing

(a)            Issue of Notes. Not later than 10:00 a.m., CET (or such other time as may be agreed between the Underwriters and the Republic), on the Closing Date, the Republic will issue and deliver one or more duly executed and authenticated Registered Global Notes in respect of the Notes, in an aggregate principal amount of €1,600,000,000 of the Notes. The Underwriters shall instruct Euroclear and Clearstream Luxembourg as to the allocation of interests in the Registered Global Notes among the accounts of Euroclear and Clearstream Luxembourg participants.

(b)            Payment. Against such delivery, the Underwriters will pay or cause to be paid to the Republic in same day funds the Purchase Price for the Notes, less the amounts referred to in Section 9(c) below, on the Closing Date, in Euros to such Euro account as shall be designated by the Republic to the Underwriters, not later than three days prior to the Closing Date.

(c)            Commission. The Republic agrees to pay to the Underwriters a combined management and underwriting commission and selling concession of 0.04% of the aggregate principal amount of the Notes. Such commissions and concessions shall be deducted by the Underwriters from the Purchase Price for the Notes as provided in Section 9(b) and shall be paid free and clear of any taxes, duties, governmental charges, levies, deductions or withholdings of any nature imposed by the Republic or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law, in which event the Republic shall pay such additional amounts as shall result in the receipt by the Underwriters of such amounts as would have been received by them had no such deduction or withholding been required.

10.           Indemnification and Contribution

(a)            Issuer’s Indemnity. The Republic agrees that it will indemnify and hold harmless each Underwriter and each of its affiliates, and individually each of its and their respective directors, officers, agents, employees and controlling persons, from and against any and all losses, liabilities, costs, claims, actions, demands, damages, expenses (including reasonable attorneys’ fees and expenses) which any of them may incur, as incurred, or which may be made against any of them, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, in the Final Prospectus or any Issuer Free Writing Prospectus identified in Schedule III, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case including, but not limited to, the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, and the Republic agrees to reimburse each such indemnified party, as incurred, for any documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Republic will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Republic by or on behalf of any of the Underwriters specifically for inclusion therein, it being understood and agreed that the only information furnished by any of the Underwriters consists of the second, third and sixth sentences of the third paragraph, and the fifth and sixth paragraphs set forth under the caption “Underwriting (Conflicts of Interest)” in the Prospectus Supplement. This indemnity agreement will be in addition to any liability which the Republic may otherwise have.

(b)            Underwriter’s Indemnity. Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Republic and each of its officials who signs the Registration Statement, against any and all losses, liabilities, claims, damages and expenses (as incurred, including reasonable attorneys’ fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, in the Disclosure Package, in the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon or in conformity with written information furnished to the Republic by or on behalf of any such Underwriter specifically for inclusion therein, it being understood and agreed that the only information furnished by any of the Underwriters consists of the second, third and sixth sentences of the third paragraph, and the fifth and sixth paragraphs set forth under the caption “Underwriting (Conflict of Interest)” in the Prospectus Supplement.

This indemnity agreement will be in addition to any liability which such Underwriters may otherwise have.

(c)            Notification. (i) If any action, proceeding (including any governmental investigation), claim or demand shall be brought or asserted against an indemnified party in respect of which indemnity is to be sought against the indemnifying party under this Section 10, the indemnified party shall promptly notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have under this Section 10; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. The indemnifying party, upon request of such indemnified party, shall retain counsel reasonably satisfactory to such indemnified party to represent such indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In such proceeding, the indemnified party shall have the right to retain counsel of its own choice to represent it in connection with such action, claim or demand, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (x) the indemnifying party and indemnified party shall have mutually agreed to the contrary, (y) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (z) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in each of which cases the fees and expenses of counsel will be at the expense of the indemnifying parties or party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. With respect to any indemnification claim under Section 10(a), any such firm shall be designated in writing by the Underwriters.

(ii)            The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. The indemnifying party shall not, without the written consent (such consent not to be unreasonably withheld) of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Contribution. If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under Section 10(a) or 10(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Republic on the one hand and the relevant Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Republic on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Republic on the one hand and the relevant Underwriter on the other with respect to such offering of the Notes shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by or on behalf of the Republic, on the one hand, and the total underwriting discounts and commissions set forth in Section 9(c) received by the Underwriters with respect to the Notes purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Notes under this Agreement, in each case as set forth on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Republic or information supplied by the Republic on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Republic and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for purposes of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 10(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total management and underwriting commission and selling concession set forth in Section 9(c) received by such Underwriter with respect to the Notes purchased by it under this Agreement exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(d), each affiliate, director, officer, agent and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each official of the Republic who signs the Registration Statement shall have the same rights to contribution as the Republic. The Underwriters’ obligations to contribute as provided in this Section 10(d) are several in proportion to their respective purchase obligations as reflected in Schedule II hereto and not joint. No Underwriter shall be liable for the acts or omissions of any other Underwriter.

11.           Default of Underwriters

If any one or more of the Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter or the Republic. In the event of any such default that does not result in a termination of this Agreement, either the Underwriters or the Republic shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Final Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 11.

12.           Underwriters Not Fiduciaries

(a)            The Republic acknowledges and agrees that:

(i)             the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Republic, on the one hand, and the Underwriters, on the other;

(ii)            in connection therewith and with the process leading to such transaction the Underwriters are acting solely as a principal and not the agent or fiduciary of the Republic;

(iii)           the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Republic with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Republic on other matters) or any other obligation to the Republic except the obligations expressly set forth in this Agreement;

(iv)           the Republic has consulted its own advisors to the extent it deemed appropriate; and

(v)            none of the activities of the Underwriters in connection with the offering of the Notes constitutes a recommendation, investment advice or solicitation or any action by the Underwriters with respect to the Republic.

(b)            To the fullest extent permitted by law, the Republic agrees that it will not claim that any of the Underwriters has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Republic, in connection with such transaction or the process leading thereto.

13.           Bail-in Acknowledgment

(a)            For purposes of this Section 13, the definitions of certain terms are as follows:

(i)             “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

(ii)            “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation;

(iii)           “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

(iv)          “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/;

(v)           “BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation; and

(vi)          “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

(b)            Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and Chile, Chile acknowledges, accepts, and agrees to be bound by:

(i)             the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to Chile under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A)            the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B)            the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person and the issue to or conferral on Chile of such shares, securities or obligations;

(C)            the cancellation of the BRRD Liability;

(D)            the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(ii)            the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

14.           UK Bail-In Acknowledgement

(a)            For purposes of this Section 14, the definitions of certain terms are as follows:

(i)             “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

(ii)            “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised; and

(iii)           “UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

(b)            Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and Chile, Chile acknowledges, accepts, and agrees to be bound by:

(i)            the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Underwriters to Chile under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A)            the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(B)            the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Underwriters or another person and the issue to or conferral on Chile of such shares, securities or obligations;

(C)            the cancellation of the UK Bail-in Liability;

(D)            the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(ii)            the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

15.           Expenses

The Underwriters agree to pay, or reimburse the Republic for, the costs and expenses incurred in connection with the issuance and sale of the Notes, including but not limited to: (i) the costs of printing the Registration Statement, the Prospectus Supplement and the Disclosure Package, (ii) the costs of distributing the Registration Statement, the Prospectus Supplement and the Disclosure Package, (iii) the initial, up-front fees and expenses of the Trustee, and any paying agent (including related fees and expenses of any counsel for such parties), (iv) all expenses and fees incurred in connection with the clearance of the Notes for book-entry transfer through Euroclear and Clearstream Luxembourg, (v) the fees and expenses incurred in listing the Notes on the ISM and admitting the Notes for trading thereon, (vi) the fee payable to the Commission in connection with the initial filing of the Registration Statement with the Commission, (vii) the fees and expenses of Chilean and United States counsel to the Republic in connection with the issuance of the Notes (subject to any agreed caps), (viii) any fees and expenses of the Financial Industry Regulatory Authority, Inc. or the fees and expenses of qualifying the Notes under any applicable securities laws of the several jurisdictions as provided for in Section 6(g) and preparing, printing and distributing a Blue Sky memorandum (including related fees and expenses of counsel), (ix) all roadshow expenses (x) the fees and expenses of Chilean and United States counsel to the Underwriters in connection with the issuance of the Notes, and (xi) its own out-of-pocket expenses. The Republic agrees to pay, or reimburse the Underwriters for, costs and expenses (including, without limitation, all those set forth in clauses (i) through (x) above, but excluding all those set forth in clause (xi) above) incurred in connection with the issuance of the Notes to the extent the sum of all expenses payable by the Underwriters pursuant to clauses (i) to (xi) above exceed U.S.$100,000, provided, however, that if this Agreement is terminated pursuant to Section 16 hereof, the Republic agrees to pay all reasonable and documented costs and expenses incurred in connection with the preparation of the issuance of the Notes and to pay, or reimburse, the Underwriters for all of their reasonable and documented costs and expenses related to the transaction, including without limitation, the fees and expenses of Chilean and United States counsel. Notwithstanding the above, the Republic agrees to pay its own out-of-pocket expenses.

16.           Termination

(a)            The Underwriters’ Ability to Terminate. Despite anything contained in this Agreement, the Underwriters, acting together, may, by notice to the Republic given at any time prior to payment of the Purchase Price for the Notes to the Republic (but, in the case of Section 16(a)(iii), only after consultation with the Republic if the Underwriters, acting together, believe such consultation to be practicable), terminate this Agreement in any of the following circumstances:

(i)             if there shall have come to the notice of the Underwriters any breach of, or any event rendering untrue or incorrect in any material respect, any of the representations and warranties contained in Section 5 or any failure to perform in any material respect any of the Republic’s undertakings or agreements in this Agreement; or

(ii)            if any condition specified in Section 8 has not been satisfied or waived by the Underwriters and cannot be satisfied on or before the Closing Date; or

(iii)           if there shall have been any change in Chilean, United States, or international financial, political or economic conditions as would, in the judgment of the Underwriters, make it impracticable to proceed with the public offering and distribution of the Notes on the terms and in the manner contemplated by this Agreement, the Disclosure Package and in the Final Prospectus; or

(iv)           if a banking moratorium shall have been declared by the United States federal or New York state authorities or authorities of the Republic; or

(v)           if trading in securities generally on the New York Stock Exchange, the NYSE MKT LLC, the Santiago Stock Exchange or the over-the-counter market shall have been suspended or limited or minimum prices shall have been established on any of such exchanges or such market by the Commission or by any other regulatory body or governmental authority having jurisdiction; or

(vi)           if there shall have been any outbreak of or escalation in hostilities involving the Republic or the United States, the effect of which on the financial markets of the Republic or the United States is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market the Notes.

(b)            Consequences of Termination. Upon such notice being given, this Agreement shall terminate and be of no further effect and no party hereto shall be under any liability to any other in respect of this Agreement, except for the liability of the parties in relation to expenses as provided in Section 15, any liability arising before or in relation to such termination and the respective obligations of the parties pursuant to Section 17 which would have continued had the arrangements for the payment and issue of the Notes been completed.

17.           Survival of Representations and Obligations

The indemnification and contribution agreements set forth in Section 10 and the representations, warranties and agreements set forth in Section 5 of this Agreement shall continue in full force and effect despite completion of the arrangements for the sale and issuance of the Notes or any investigation made by or on behalf of the Underwriters or the Republic.

18.           Notices

Any communication shall be given in writing and shall be delivered or sent, in the case of notices to the Republic, to it at:

c/o Republic of Chile
Consul General
Consulate General of Chile
600 Third Avenue, #2808, New York, New York 10016
United States of America

cc: The Ministry of Finance
Undersecretary of Finance (Subsecretario de
Hacienda) Teatinos 120, piso 12
Santiago
Chile
Postal Code 8340487

and in the case of notices from the Republic, to the Underwriters at:

BofA Securities, Inc.

114 W 47th Street

NY8-114-07-01

New York, New York 10036

U.S.A.

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

HSBC Securities (USA) Inc.
66 Hudson Boulevard
New York, New York 10001
U.S.A.
Email: tmg.americas@us.hsbc.com

Attention: Transaction Management Group

J.P. Morgan Securities plc

25 Bank Street, Canary Wharf

London E14 5JP

United Kingdom

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

Fax No.: +1 (212) 834-6326

Attention: Latin America Debt Capital Markets

Société Générale

Immeuble Basalte

17 Cours Valmy

CS50318

92972 Paris La Défense Cedex

France

Attention: Syndicate Desk GLBA/SYN/CAP/BND

Telephone: +33 (0)1 42 13 32 16

Email:  eur-glba-syn-cap@sgcib.com

Any such communication shall take effect, in the case of a letter, at the time of delivery, or in the case of email, at the time of dispatch.

19.           Governing Law and Jurisdiction

(a)            Governing Law. This Agreement, and all matters and controversies arising out of or hereunder, is governed by, and shall be construed in accordance with, the law of the State of New York.

(b)            Jurisdiction. The Republic hereby irrevocably submits to the jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, City of New York, and any appellate court, in any action or proceeding commenced by any bondholder, the Trustee or any Underwriter arising out of or relating to this Agreement, the Notes, the Registration Statement, the Disclosure Package or the Final Prospectus, and the Republic hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Republic hereby irrevocably agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Republic and, to the fullest extent permitted by law, may be enforced in the competent courts of the Republic, subject to the fulfillment of the requirements for the enforcement of foreign judgments of Chilean law. The Republic hereby irrevocably appoints the person acting as or discharging the function of the Consul General of Chile in the city of New York (the “Process Agent”), with an office on the date hereof at 600 Third Avenue #2808, New York, New York 10016, as its agent to receive on behalf of itself and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Republic, as the case may be, in care of the Process Agent at the address specified above for the Process Agent and the Republic hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Republic also irrevocably consents to the service of any and all process in any such action or proceeding in such New York state or federal court sitting in New York City by the mailing of copies of such process to itself at its address specified in Section 17 hereof. The prior two sentences notwithstanding, service of process by means of mail may not serve as valid notice under Chilean law for a complaint or judicial action commenced against the Republic.

(c)            Nothing in this Section 18 shall affect the right of any Underwriter to serve legal process in any other manner permitted by law or affect the right of any Underwriter to bring any action or proceeding against the Republic or their respective property in the courts of other jurisdictions.

20.           Waiver of Jury Trial

The Republic and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.           Waiver of Sovereign Immunity

(a)            To the extent that the Republic has or hereafter may acquire or have attributed to it any immunity under any law (other than the laws of the Republic) from jurisdiction of any court or from any legal process (whether through sovereign immunity, service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Republic hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Notes, the Registration Statement, the Disclosure Package and the Final Prospectus, except for actions arising out of or based on the U.S. federal securities laws or any state securities laws; provided, however, that the above exception shall not in any way limit the ability of the Underwriters to exercise the rights to indemnification and contribution from the Republic set forth in Section 10 hereof. To the extent that the Republic has or hereafter may have any immunity under the laws of the Republic (i) from jurisdiction of any court, (ii) from any legal process in the courts of the Republic, or (iii) from any legal process in any court other than a court of the Republic, whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise, with respect to itself or its property, the Republic hereby irrevocably waives such immunity to the fullest extent permitted by the laws of the Republic, in respect of its obligations under this Agreement, the Notes, the Registration Statement, the Disclosure Package or the Final Prospectus except for actions arising out of or based on the U.S. federal securities laws or any state securities laws; provided, however, that the above exception shall not in any way limit the ability of the Underwriters to exercise the rights to indemnification and contribution from the Republic set forth in Section 10 hereof. In addition, the Republic irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding, that may be brought in connection with this Agreement, the Notes, the Registration Statement, the Disclosure Package, any preliminary prospectus or the Final Prospectus, including such actions, suits or proceedings relating to securities laws of the United States or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the grounds that any such action or proceeding has been brought in an inconvenient forum. However, the Republic will not waive immunity from attachment prior to judgment and attachment in aid of execution under Chilean law with respect to property of the Republic located in Chile and with respect to its movable and immovable property which is destined for diplomatic and consular missions and for the residence of the head of such missions or to military purposes, including such property which is property of a military character or under the control of a military authority or defense agency or property of the Chilean Central Bank abroad, since such waiver is not permitted under the laws of Chile. The Republic reserves the right to plead sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976 with respect to any action brought against it under U.S. federal securities laws or any state securities laws. Without limiting the generality of the foregoing, the Republic agrees that the waivers set forth in this subsection (a) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

(b)            The Republic hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to this Agreement, the Notes, the Disclosure Package or the Final Prospectus, the posting of any bond or the furnishing, directly or indirectly, of any other security.

22.           Judgment and Payment Currency

The obligation of the Republic to the Underwriters under this Agreement will be discharged only to the extent that the Underwriters may purchase Euros with the payment or judgment currency, as the case may be. If the Underwriters cannot purchase Euros in the amount originally to be paid, the Republic agrees to pay the difference. The Underwriters, however, agree that, if the amount of the Euros purchased exceeds the amount originally to be paid to the Underwriters, the Underwriters will reimburse the excess to the Republic. The Underwriters, however, will not be obligated to make this reimbursement if the Republic is currently in default of its obligations under the Notes.

23.           Severability

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

24.           Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Delivery of an executed counterpart of a signature page of this Agreement by email or facsimile shall be as effective as delivery of a manually executed counterpart thereof.

25.           Successors

This Agreement shall inure to the benefit of and be binding upon the parties hereto and the controlling persons referred to in Section 10 hereof and their respective administrators and successors, and no other person shall have any right or obligation hereunder. No purchaser of any of the Notes from any Underwriter shall be deemed a successor by reason merely of such purchase.

26.           Recognition of the U.S. Special Resolution Regimes

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            For purposes of this Section 26, the following terms shall have the respective meanings set out below:

(i)             “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)            “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)           “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)           “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

27.            Electronic Signature

Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Agreement and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Agreement or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Agreement or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Underwriters act on any Executed Documentation sent by electronic transmission, the Underwriters will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from their reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Underwriters shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a person has been sent by an authorized. officer of such person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Underwriters acting on unauthorized instructions and the risk of interception and misuse by third parties.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Republic a counterpart hereof, whereupon this instrument will become a binding agreement among the Republic and the Underwriters.

Very truly yours,

REPUBLIC OF CHILE

By:	/s/ Mario Marcel Cullell
Name:	Mario Marcel Cullell
Title:	Minister of Finance

[Signature Page to Euro Underwriting Agreement]

Accepted by:

BOFA SECURITIES, INC.

By:	/s/ Carlos Ivan Lopez
	Name:	Carlos Ivan Lopez
	Title:	Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ Alexei Remizov
	Name:	Alexei Remizov
	Title:	Managing Director

J.P. MORGAN SECURITIES PLC

By:	/s/ Amina Tsatiashvili
	Name:	Amina Tsatiashvili
	Title:	Vice President

SOCIÉTÉ GÉNÉRALE

By:	/s/ Sabina Ceddia
	Name:	Sabina Ceddia
	Title:	Director

[Signature Page to Euro Underwriting Agreement]

SCHEDULE I

Selling Restrictions

1.            General

By its purchase and acceptance of Notes issued under this Agreement to which these selling restrictions are scheduled, each of the Underwriters represents, warrants and severally agrees that it will observe all applicable laws and regulations in any jurisdiction in which it may offer, sell or deliver Notes; and it will not directly or indirectly offer, sell, resell, reoffer or deliver Notes or distribute any prospectus, circular, advertisement or other offering material in any country or jurisdiction except under circumstances that will result in compliance with all applicable laws and regulations, and all actions or measures so taken shall be at the sole expense of such Underwriter. Each of the Underwriters also acknowledges and severally agrees that it is not authorized to give any information on or to make any representation not contained in the Final Prospectus or the Disclosure Package in connection with the offer and sale of Notes.

No action has been or will be taken by the Underwriters or the Republic that would permit a public offering of the Notes or possession or distribution of the Final Prospectus or the Disclosure Package or any other offering or publicity material relating to the Notes, in any country or jurisdiction in which action for that purpose is required (other than the United States).

Except for registration under the Securities Act of 1933, as amended (the “Securities Act”) and compliance with the rules and regulations thereunder and the qualification of the Notes for offer and sale under the laws of such jurisdictions as the Underwriters and the Republic may agree to pursuant to Section 6(f), the Republic shall not have any responsibility for obtaining, and each of the Underwriters agrees with the Republic that it and its respective affiliates will obtain any consent, approval or authorization required by them for the purchase, offer, sale or delivery by them of any of the Notes under the laws and regulations in force in any jurisdiction to which they are subject to or in or from which they make such purchase, offer, sale or delivery of any of the Notes.

1.     The United States of America

Each of the Underwriters on behalf of itself and its affiliates that participate in the distribution of the Notes, represents and agrees that it and each such affiliate has complied with all applicable provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, and applicable Blue Sky or state securities laws.

2.    European Economic Area

The Prospectus Supplement has been prepared on the basis that any offer of Securities in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Securities. Accordingly, any person making or intending to make an offer in the EEA of Securities which are the subject of the offers contemplated in the Prospectus Supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of Securities shall require the Republic or any of the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer. Neither the Republic nor the Underwriters have authorized, nor do they authorize, the making of any offer of Securities to any legal entity which is not a “qualified investor” as defined in the Prospectus Regulation. Neither the Republic nor the Underwriters have authorized, nor do they authorize, the making of any offer of Securities through any financial intermediary, other than offers made by the Underwriters, which constitute the final placement of the Securities contemplated in the Prospectus Supplement.

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Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the EEA. For the purposes of this provision:

(a)            the expression “retail investor” means a person who is one (or more) of the following:

(i)             a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)            a customer within the meaning of Directive (EU) 2016/97 (as amended, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Each person in the EEA who receives any communication in respect of, or who acquires any Securities under, the offers to the public contemplated in the Prospectus Supplement, or to whom the Securities are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each Underwriter and the Republic that it and any person on whose behalf it acquires Securities is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2)  not a “retail investor” (as defined above).

In this section, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

The above selling restriction is in addition to any other selling restrictions set out below.

3.    United Kingdom

Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom. For the purposes of this provision:

(a)            the expression “retail investor” means a person who is one (or more) of the following:

(i)             a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

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(ii)            a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

Each person in the United Kingdom who receives any communication in respect of, or who acquires any Notes under, the offers to the public contemplated in the prospectus supplement, or to whom the Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and Chile that it and any person on whose behalf it acquires Notes is not a “retail investor” in the United Kingdom (as defined above).

Each Underwriter has represented and agreed that:

(a)            it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Republic;

(b)            it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

The Prospectus Supplement has not been approved by an authorized person for the purposes of section 21 of the FSMA. The Prospectus Supplement is for distribution only to persons who: (i) are outside the United Kingdom; (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (iii) are persons falling within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). The Prospectus Supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which the Prospectus Supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

4. Switzerland

The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither the prospectus supplement nor any other offering or marketing material relating to the Notes, constitutes or will constitute a prospectus pursuant to the FinSA, and neither the prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

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5.     The Netherlands

The Notes may not be offered or sold, directly or indirectly, other than to qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

6.     Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

7.     Taiwan

Each Underwriter has represented and warranted that the offer of the Notes has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and the Notes may not be sold, issued or offered within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan requiring registration or approval of the Financial Supervisory Commission of Taiwan. Each Underwriter has represented and warranted that no person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

8.     Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

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9.     Singapore

The Prospectus Supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Prospectus Supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with the conditions set forth in the SFA. Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification - Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

10.   Canada

The Notes may be sold only to purchasers in the provinces of Canada purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the Prospectus Supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of the National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of the NI 33-105 regarding underwriter conflicts of interest in connection with the offering.

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11.   Republic of Korea

The Notes may not be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Notes have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Notes may not be re-sold to Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including, but not limited to, government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

12.  Peru

The Notes will not be subject to a public offering in Peru. The prospectus supplement and the Notes have not been, and will not be, registered with or approved by the Peruvian Superintendency of Capital Markets (Superintendencia del Mercado de Valores, or “SMV”) or the Lima Stock Exchange (Bolsa de Valores de Lima S.A.A.). Accordingly, the Notes cannot be offered or sold in Peru, except if (i) the Notes are previously registered with the SMV or (ii) such offering is considered to be a private offering under the securities laws and regulations of Peru. The Peruvian securities laws establish, among other things, that an offer directed exclusively to institutional investors (as defined under Peruvian law) qualifies as a private offering. In making an investment decision, institutional investors (as defined under Peruvian law) must rely on their own examination of the terms of the offering of the Notes to determine their ability to invest in the Notes. No offer or invitation to subscribe for or sell the Notes or beneficial interests therein can be made in Peru except in compliance with the securities laws thereof.

13.  Brazil

The offer and sale of the Notes have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No 160, dated July 13, 2022, as amended (“CVM Resolution 160”) or unauthorized distribution under Brazilian laws and regulations. The Notes will be authorized for trading on organized non-Brazilian securities markets and may only be offered to Brazilian professional investors (as defined by applicable CVM regulation), who may only acquire the Notes through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.

I-6

SCHEDULE II

Underwriter	3.875% Notes due 2031
BofA Securities, Inc.	€400,000,000
HSBC Securities (USA) Inc.	€400,000,000
J.P. Morgan Securities plc	€400,000,000
Société Générale	€400,000,000
Total:	€1,600,000,000

II

SCHEDULE III

Issuer Free Writing Prospectuses not included in the Disclosure Package:

None.

III

SCHEDULE IV

1.	Issuer Free Writing Prospectus as filed with the Commission on July 2, 2024, in the form set forth in Schedule V hereto.

IV-1

SCHEDULE V

Form of Term Sheet

Filed Pursuant to Rule 433
Registration Statement No.333-262548

Issuer Free Writing Prospectus

Republic of Chile
€1,600,000,000 3.875% Notes due 2031
Final Terms and Conditions

As of July 2, 2024

Issuer:	Fisco de la Republica de Chile (“Republic of Chile”, or “Chile”)

Title:	3.875% Notes due 2031

Expected Notes Ratings[1]:	A2 / A / A- (Moody’s/S&P/Fitch)

Issuer Ratings[1]:	A2(sta) / A(neg) / A-(sta) (Moody’s/S&P/Fitch)

Currency:	Euro (€)

Principal Amount:	€1,600,000,000

Maturity Date:	July 9, 2031

Trade Date:	July 2, 2024

Expected Settlement Date (T+5):	July 9, 2024

Mid-Swaps Yield:	2.862%

Spread to Mid-Swaps:	105 basis points

Benchmark Bund:	DBR 2.400% due November 15th, 2030

Benchmark Bund Price/Yield:	99.08 / 2.556%

Spread to Benchmark Bund:	135.6 basis points

Yield to Maturity:	3.912%

Public Offering Price:	99.777% plus accrued interest, if any, from (and including) July 9, 2024 to (but excluding) the Settlement Date.

Interest:	3.875% per annum payable annually in arrears.

Payment of Interest:	Amounts due in respect of interest will accrue and be paid annually in arrears.

Interest Payment Dates:	Interest payment dates shall be on July 9 of each year, commencing on July 9, 2025.

Optional Redemption:

Chile will have the right at its option, upon giving not less than 15 days’ nor more than 60 days’ notice, to redeem the notes, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to (a) if redeemed prior to April 9, 2031 (three months prior to the maturity date of the notes), the principal amount thereof, plus the Make-Whole Amount (as defined below), plus interest accrued but not paid on the principal amount of the notes to the date of redemption, or (b) if redeemed on or after April 9, 2031 (three months prior to the maturity date of the notes), the principal amount thereof, plus interest accrued but not paid on the principal amount of such notes to the date of redemption. “Description of the Notes—Optional Redemption” in the preliminary prospectus supplement.

“Make-Whole Amount” means the excess of (i) the sum of the present values of each remaining scheduled payment of principal and interest on the notes to be redeemed (exclusive of interest accrued but not paid to the date of redemption), discounted to the redemption date on an annual basis (assuming the actual number of days in a 365- or 366-day year) at the Benchmark Rate (as defined in the preliminary prospectus supplement) plus 20 basis points over (ii) the principal amount of such notes.

Denominations:	€100,000 and integral multiples of €1,000 in excess thereof.

Day Count:	Actual/Actual (ICMA).

Format:	SEC Registered; Global.

ISIN/Common Code:	XS2856800938 / 285680093

Governing Law:	State of New York

Listing:	Application will be made to the London Stock Exchange for the Notes to be admitted to trading on the London Stock Exchange’s ISM.

Joint Bookrunners (Allocation):	BofA Securities, Inc. (€400,000,000) HSBC Securities (USA) Inc. (€400,000,000) J.P. Morgan Securities plc (€400,000,000) Société Générale (€400,000,000)
Joint Bookrunners:	BofA Securities, Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities plc Société Générale

1 The security ratings above are not a recommendation to buy, sell or hold the notes offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Service and Fitch Ratings Limited. Each of the security ratings above should be evaluated independently of any other security rating.

Delivery of the notes is expected on or about July 9, 2024, which will be the fifth business day following the date of pricing of the notes. Under Rule 15c6–1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to one business day before the date of delivery will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade notes prior to one business day before the date of delivery should consult their own advisor.

The issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus or any prospectus supplement for this offering if you request it by calling BofA Securities, Inc. at +1-800-294-1322, HSBC Securities (USA) Inc. at +1-866-811-8049, J.P. Morgan Securities plc at +44-207-134-2468 and Société Générale at +1-855-851-2108.

The following additional information of Chile and regarding the notes is available from the SEC’s website and also accompanies this term sheet:

https://www.sec.gov/Archives/edgar/data/19957/000110465922011948/tm225317d1_sb.htm

https://www.sec.gov/Archives/edgar/data/19957/000110465923072353/tm2318446d1_18k.htm

https://www.sec.gov/Archives/edgar/data/19957/000110465923082216/tm2321436d1_18ka.htm

https://www.sec.gov/Archives/edgar/data/19957/000110465923109553/tm2328267d1_18ka.htm

https://www.sec.gov/Archives/edgar/data/19957/000110465924004305/tm243444d1_18ka.htm

https://www.sec.gov/Archives/edgar/data/19957/000110465924064111/tm2413609d1_18ka.htm

https://www.sec.gov/Archives/edgar/data/19957/000110465924076888/tm2418535d1_18ka.htm

https://www.sec.gov/Archives/edgar/data/19957/000110465924077025/tm2418538d1_424b3.htm

This term sheet has been prepared on the basis that any offer of the notes in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Each person in the EEA who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in the Prospectus Supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and Chile that it and any person on whose behalf it acquires notes is not a “retail investor” (as defined above).

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A-1

to the Underwriting Agreement

FORM OF OPINION
OF
MORALES & BESA ABOGADOS LIMITADA

SPECIAL CHILEAN COUNSEL TO THE REPUBLIC

Santiago, Chile, July [5], 2024

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

U.S.A.

HSBC Securities (USA) Inc.
66 Hudson Boulevard

New York, NY 10001

U.S.A.

J.P. Morgan Securities PLC

25 Bank Street, Canary Wharf

London E14 5JP

United Kingdom

Société Générale

Immeuble Basalte

17 Cours Valmy

CS50318

92972 Paris La Défense Cedex

France

THE BANK OF NEW YORK MELLON

as Trustee pursuant to

the Indenture referred

to below

A-1-1

Re.: Republic of Chile - € [●] % Notes due 20[●]

Ladies and Gentlemen:

This opinion is delivered to you pursuant to Section 8(e)(i) of the Underwriting Agreement dated July [●], 2024 (the “Underwriting Agreement”) among the Republic of Chile (the “Republic”) and BofA Securities, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities PLC and Société Générale (the “Underwriters”) relating to the issuance and sale by the Republic of €[●] aggregate principal amount of its [●]% Notes due 20[●] (the “Notes”), which Notes are to be issued pursuant to an indenture, dated as of December 12, 2014 (the “Base Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of May 27, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes, the Underwriting Agreement and the Indenture (collectively, the “Agreements”) are more fully described in the Registration Statement (as defined below) and the Final Prospectus (as defined below) prepared by the Republic in connection with the issuance of the Notes. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

We have acted as special Chilean counsel to the Republic in connection with the Agreements and issuance of the Notes. In connection with this opinion, we have examined:

1.	an executed copy of the Agreements and the forms of the Notes;

2.	the registration statement on Schedule B (No. 333-262548) initially filed by the Republic under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “Commission”) on February 4, 2022 (such registration statement, including the documents and information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, and the documents incorporated by reference therein, except Exhibit 99.C to the Republic’s annual report (the “Annual Report”), hereinafter referred to collectively as the “Registration Statement”).

3.	the base prospectus, dated February 22, 2022, included as part of the Registration Statement (the base prospectus being hereinafter referred to as the “Base Prospectus”);

4.	the preliminary prospectus supplement, dated July 2, 2024; relating to the Notes (the “Preliminary Prospectus Supplement”);

5.	the final prospectus supplement, dated July [●], 2024, relating to the Notes (the “Final Prospectus Supplement”) (the Base Prospectus, as supplemented by the Final Prospectus Supplement, in the form it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, except Exhibit 99.C to the Annual Report, being hereinafter collectively referred to as the “Final Prospectus”);

6.	the Authorization delivered by the Republic as contemplated by the Indenture;

7.	the Political Constitution of the Republic (Constitución Política de la República de Chile) dated 1980, as amended (the “Constitution”);

8.	Decree Law No. 1,263 (Decreto Ley N°1.263) of November 21, 1975, as amended, providing for the rules of financial administration and governance of the Republic (the “Government Financial Administration Act”);

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9.	Decree Law No. 2,349 (Decreto Ley N°2.349) of October 13, 1978, as amended, on sovereign immunity of the Chilean State (the “Sovereign Immunity Act”);

10.	Article 3 of Law No. 21,640 (Ley N° 21.640), the budget law of Chile for year 2024, published in the Official Gazette on December 18, 2023, (the “2024 Budget Law”);

11.	Supreme Decree No. 1 (Decreto Supremo N° 1) dated January 2, 2024, of the Ministry of Finance of the Republic and published in the Official Gazette on January 17, 2024 (the “Supreme Decree”); and

12.	such other documents, agreements and instruments and such treaties, laws, rules, decrees and the like as we have deemed necessary as a basis for the opinions hereinafter expressed.

We have assumed for purposes of this opinion that: (i) the Agreements and all other documents to be executed and delivered thereunder have been duly authorized, executed and delivered by the Underwriters and the Trustee, as the case may be, and that each such party has adequate power, authority and legal right to enter into each Agreement to which it is a party; (ii) the authenticity of all documents examined by us (and the completeness of and conformity to the originals of any copies thereof submitted to us) and the genuineness of all signatures; (iii) the truthfulness and accuracy of all oral representations made to us; (iv) the Underwriting Agreement has not been terminated pursuant to Section 16 thereof, (v) the execution, delivery and performance of the Agreements and the other documents and instruments provided for by the Agreements, and the consummation of the transactions contemplated thereby, do not and will not contravene or breach, or result in a default under, or require any consent of any person under, any agreement or other document or instrument to which any of the parties to any thereof (other than the Republic) is a party or by which it is bound; and (vi) any documents referred to in our opinion and executed by the Republic, which are stated to be governed by and construed in accordance with New York law, based on the opinions contained herein, will have been duly authorized, executed and delivered pursuant to New York law.

Also, in rendering this opinion we have relied, without independent investigation, (i) to the extent this opinion involves any matter of United States Federal and New York law, upon the opinion of Allen Overy Shearman Sterling US LLP, special U.S. counsel to the Republic, dated as of even date, rendered pursuant to Section 8(e)(ii) of the Underwriting Agreement, and (ii) as to matters of fact, to the extent we have deemed proper, on certificates of officers of the Republic and certificates or other written statements of Chilean officials having custody of relevant documents.

A-1-3

Based upon the foregoing, we are of the opinion that:

(a)        The Republic has full power and authority to execute and deliver each of the Underwriting Agreement, the Indenture and the Notes and all other documents and instruments to be executed and delivered by the Republic thereunder, to incur in the obligations to be incurred by it as provided therein and to perform and observe the provisions thereof on its part to be performed or observed and to issue and sell the Notes and to perform the terms thereof.

(b)       The issuance and sale of the Notes and the execution and delivery of the Underwriting Agreement, the Indenture and the Notes by the Republic and all other documents and instruments to be executed and delivered by the Republic thereunder and the performance of its obligations thereunder have been duly and validly authorized by the Republic.

(c)        Each of the Underwriting Agreement and the Indenture has been duly executed and delivered on behalf of the Republic and constitutes a legal, valid and binding obligation of the Republic enforceable against the Republic in accordance with the terms thereof.

(d)       The Notes, when duly (A) executed by (i) the representative of the Republic designated in accordance with the Supreme Decree and (ii) the actingTreasurer General of the Republic (Tesorero General de la República), (B) authenticated (“refrendados”) by the Comptroller General of the Republic (Contralor General de la República) (or his/her representative designated in accordance with the Supreme Decree) and, based on our understanding that the Indenture (which is governed by New York law) so requires, authenticated by the Trustee in accordance with the Indenture, and (C) delivered and paid for in accordance with the Underwriting Agreement, will be legal, valid and binding obligations of the Republic enforceable against the Republic in accordance with the terms thereof and entitled to the benefits of the Indenture.

(e)       No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in the Republic (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution, delivery and performance of the Agreements by the Republic, or for the issue, sale, delivery and performance of the Notes as contemplated therein and in the Registration Statement, the Disclosure Package and the Final Prospectus, the consummation of the other transactions contemplated by the Agreements and compliance by the Republic with the terms of the Agreements, as the case may be, or for the legality, enforceability, validity or admissibility into evidence of the Agreements (including the Notes) against the Republic, except for the authorizations contained in Article 3 of the 2024 Budget Law and in the Supreme Decree all of which have been duly obtained and are in full force and effect on the date hereof.

(f)        The execution, delivery and performance of the Agreements by the Republic, the issuance, sale, delivery and performance of the Notes as contemplated therein, the consummation of the other transactions contemplated by the Agreements and compliance by the Republic with the terms of the Agreements, as the case may be, do not (i) conflict with or result in a breach of the Constitution, the Government Financial Administration Act, the Sovereign Immunity Act, Article 3 of the 2024 Budget Law, the Supreme Decree or any other constitutional provision, any provision of any treaty, convention, statute, law, regulation, decree, judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any fiscal agency agreement, trust deed, mortgage or other agreement to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective properties or assets are bound or (iii) result in the creation of any lien or encumbrance upon such properties or assets.

A-1-4

(g)       To the best of our knowledge after due inquiry, other than as set forth or contemplated in the Registration Statement, the Disclosure Package or the Final Prospectus there are no pending, or threatened, actions or proceedings (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would reasonably be expected individually or in the aggregate to have a materially adverse effect on the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Agreements, or which are otherwise material in the context of the issuance of the Notes.

(h)       Except as disclosed in the Disclosure Package and the Final Prospectus, there is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Agreements (except for court clerk and consular fees in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Agreements or of any other document to be furnished thereunder, and neither is it necessary that the Agreements be submitted to, filed or recorded with any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for the translation into Spanish of the Agreements and/or the Notes, which is required in order to bring an action thereon in the courts of Chile).

(i)         When duly issued, executed and authenticated as described in (d) above, the Notes will be the direct, unconditional and unsecured obligations of the Republic; the full faith and credit of the Republic will have been pledged for the due and punctual payment of the principal of, interest on, and any Additional Amounts or other amounts required to be paid with respect to, the Notes and the performance of the obligations therein contained; when issued, the Notes will rank pari passu in priority of payment, in right of security and in all other respects with all other External Indebtedness (as defined in the Terms and Conditions of the Notes) with respect to the Republic now or hereafter outstanding (except to the extent any such other External Indebtedness ranks above such obligations solely by reason of Liens (as defined in the Terms and Conditions of the Notes)).

A-1-5

(j)        The execution, delivery and performance of the Underwriting Agreement, the Indenture and the other documents referred to therein, and the issuance and sale of the Notes and the performance of the terms thereof by the Republic, constitute private and commercial acts rather than public or governmental acts. As described in the Registration Statement, the Final Prospectus and the Disclosure Package, the Republic has validly waived with respect to itself and its property any immunity it may now or in the future enjoy, including immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise); provided, however, that no attachment is possible with respect to properties of the Republic located in Chile; and, provided, further, that with respect to the movable and immovable property of the Republic used for diplomatic and consular missions, including the residence of the head of such missions, or for military purposes, (including any property of military character or under the control of a military authority or defence agency) or the rights or property of the Chilean Central Bank, the waiver of immunity by the Republic is prohibited by the laws of the Republic. The waiver of immunity and waiver of objection to laying of venue and defence of inconvenient forum by the Republic contained in Section 21(a) of the Underwriting Agreement, Section 9.7(f) of the Indenture and [paragraph [16(b)] of the Terms and Conditions of the Notes], the appointment by the Republic of process agent in Section 19(b) of the Underwriting Agreement and Section 9.7(b) of the Indenture, the consent by the Republic to the jurisdiction of the courts specified in such sections and paragraph and [the provisions in Section 19(a) of the Underwriting Agreement, Section 9.7(a) of the Indenture and paragraph [16(a)] of the Terms and Conditions of the Notes] that the laws of the State of New York shall govern the Underwriting Agreement, the Indenture and the Notes, are irrevocably binding on the Republic.

(k)       Each of the Underwriting Agreement, the Indenture and the Registered Global Notes is (and, upon execution, delivery and authentication in accordance with paragraph (d) above, a Definitive Registered Note (as defined in the Notes) will be) in proper form under the laws of the Republic for the enforcement thereof in the courts of Chile, and in the legal action of such courts, such courts (i) would recognize and give effect to the respective provisions of the Underwriting Agreement, the Indenture and the Notes that such documents be governed by the laws of the State of New York and (ii) would accordingly apply New York law. However, for its enforceability and admissibility in evidence in the Republic, each such document would need to be duly translated into Spanish.

(l)        A final, valid and conclusive judgment for the payment of a fixed or readily calculable sum of money against the Republic rendered by any New York State or federal court sitting in the City of New York having jurisdiction under its laws, in an action arising out of or relating to the Underwriting Agreement, the Indenture or the Notes, as the case may be, would be recognized and enforced against the Republic by the courts of Chile, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given nor re-litigation of the matters adjudicated upon nor payment of any stamp, registration or similar tax or duty except for court and consular fees and other charges incurred in connection with enforcement proceedings and legalization of exequatur or rogatory documents; provided that the following conditions are met (the existence or non-existence of which would be determined by the Supreme Court of Chile):

(i)	if there exists a treaty as to the enforcement of judgments between Chile and the United States, such treaty will be applied. As at the date hereof no such treaty currently exists between Chile and the United States;

(ii)	if there is no treaty, the judgment will be enforced if there is reciprocity as to the enforcement of judgments (i.e., a United States court would enforce a comparable judgment of a Chilean court under comparable circumstances);

A-1-6

(iii)	if it can be proved that there is no reciprocity the judgment cannot be enforced in Chile;

(iv)	if reciprocity cannot be proved, the judgment will be enforced if it has not been rendered by default within the meaning of Chilean law, that is if valid service of process was made upon the parties to the action unless the defendant was able to prove that due to other reasons it was prevented from assuming its defense. However, under Chilean law, service of process by means of mailing copies to the Republic will not be deemed effective to cause proper service of process and, consequently, any judgment rendered in a legal proceeding in which process was served by means of mailing copies may be then effectively contested by the Republic in Chile; and

(v)	in any event, the judgment shall not be contrary to the public policy of the Republic of Chile and shall not affect in any way properties located in Chile, which are, as a matter of Chilean law, subject exclusively to the jurisdiction of Chilean courts. In this regard, other than as discussed in our qualification at the end of this opinion, we are not aware of any public policy that would affect the enforcement in Chile of a judgment in respect of the Underwriting Agreement, the Indenture or the Notes.

Upon compliance with the above, the courts in the Republic will enforce a final and conclusive judgment rendered by a New York State or Federal court sitting in The City of New York having jurisdiction, under its laws, over the Republic, in an action arising out of the Underwriting Agreement, the Indenture or the Notes, as the case may be, in accordance with the procedure contemplated by the Chilean Code of Civil Procedure for the enforcement of foreign judgments. To enforce such judgment in Chile rendered in relation to the Agreements or the Notes against the Republic, the judgment must be presented to the Supreme Court of Chile, in duly legalized (by the Chilean Consul in New York) form and translated into the Spanish language. Said Court will hear whatever presentation the Republic wishes to make, which hearing will be limited to aspects relating to such enforcement and not to substantive issues resolved in the judgment. The Supreme Court will also hear the Supreme Court Prosecutor (“Fiscal Judicial”) as to such limited aspects, and, with only this background, the Supreme Court will declare whether the judgment should be enforced. If the Supreme Court orders the Republic to perform any payment obligation, the facts must be made known to the President of the Republic so that he may issue a supreme decree ordering enforcement of such judgment within a 60-day period. The President of the Republic is prohibited by express mandate of the Constitution from exercising judicial functions as well as from reviewing the basis for and the contents of the court’s decision.

We express no opinion as to the enforceability in Chile of a foreign judgment against the Republic that is not a judgement for the payment of a fixed or readily calculable sum of money against the Republic or that has been obtained in any court other than the New York State or Federal courts sitting in New York City.

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(m)       It is not necessary under the laws of the Republic that the Underwriters be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of any of the Agreements and the Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery and performance of the Agreements or the enforcement thereof in Chile.

(n)       The Registration Statement, the Disclosure Package and the Final Prospectus, with respect to or involving the Constitution, the Government Financial Administration Act, the Sovereign Immunity Act, Article 3 of the 2024 Budget Law, the Supreme Decree and any other laws, statutes and regulations of or pertaining to the Republic or Chilean law are true and correct as of the date hereof and fairly present the information purported to be shown and the information provided by the Republic in the Registration Statement, the Disclosure Package and the Final Prospectus, and their filing with the Commission has been duly and validly authorized by and on behalf of the Republic and the Registration Statement has been duly and validly executed and filed by the authorized officials of the Republic on behalf of the Republic.

(o)       All statements in the Registration Statement, the Disclosure Package and the Final Prospectus with respect to or involving the Constitution, the Government Financial Administration Act, the Sovereign Immunity Act, Article 3 of the 2024 Budget Law, the Supreme Decree and any other laws, statutes and regulations of or pertaining to the Republic or Chilean law are true and correct as of the date hereof and fairly present the information purported to be shown; and the information provided by the Republic in the Registration Statement, the Disclosure Package and the Final Prospectus with respect to itself has been provided by the Republic or any National Government Agency in compliance with the laws and regulations applicable thereto as in effect on the date hereof.

(p)       The statements in the Base Prospectus under the captions “Taxation – Chilean Taxation” and “Description of the Securities” and each of the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the caption “Description of the Notes,” insofar as such statements constitute a summary of the documents or matters referred to therein taken as a whole, fairly summarize the provisions of Chilean law therein described.

(q)       The laws of the Republic do not require any statute or regulation or legal or governmental proceeding, or any contract or document of the Republic of any character, to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, other than such statutes, regulations, and proceedings that have been described therein.

(r)        When issued, the Notes and all payments thereon will be free and exempt from any and all taxes, duties or other charges of whatsoever nature of the Republic, except (as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus), for the withholding currently assessed at a rate of four percent on payments of interest to bondholders that are not residents of the Republic and except to the extent that such Notes or payments will be held or received by persons who are subject to tax for reasons other than the mere holding of such Notes or receiving payments thereon.

A-1-8

(s)       The Underwriters are not subject to any taxes, duties or other governmental charges imposed by the Republic or by any political subdivisions or taxing authority thereof or therein with respect to any payments received by any of the Underwriters on account of commissions and reimbursement of expenses.

This opinion is subject to the effect of any applicable bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting creditors’ rights generally.

In connection with our opinion at paragraphs (c), (f), (j) and (l)(5) above referring to the validity, binding nature and enforceability in Chile and potential conflict with Chilean law or public policy of the indemnification and contribution provisions contained in Section 10 of the Underwriting Agreement, we wish to express that a Chilean court would not find such provisions to be violative of principles of Chilean public policy unless their actual application in a particular case to determine the amount of an indemnification or contribution due by an indemnifying party would, in the judgment of the court, result in a recovery by the indemnified party so arbitrary and unreasonable as to be considered contrary to basic and fundamental principles of the Chilean legal system.

The opinions expressed herein are limited to questions arising under the laws of the Republic. Furthermore, this opinion letter is furnished to you in your capacity as Underwriters under the Underwriting Agreement or as Trustee under the Indenture and is solely for your benefit as such. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, without, in each instance, our prior written consent. Notwithstanding the foregoing, you may furnish a copy of this opinion letter (with notice to us, which shall be given before furnishing such copy, when practicable) (a) if required by any applicable law or regulation, (b) to any regulatory authority having jurisdiction over you if required by such authority or (c) in connection with any actual or threatened claim against you relating to the issue of the Notes if required to assist you in establishing defences under applicable securities laws, it being understood and agreed that we assume no duty or liability whatsoever to any person furnished this letter in accordance with this sentence and that any such person is not entitled to rely on this letter in any manner as a result of being furnished this letter or for any other reason.

This opinion letter speaks only as of the date hereof. Accordingly, any person relying on this opinion letter at any time after the date of this opinion letter should seek advice of its counsel as to the proper application of this opinion letter at such time.

Very truly yours,

MORALES & BESA LTDA.

By:

[●], a Partner

A-1-9

Exhibit A-2

to the Underwriting Agreement

FORM OF LETTER
OF
MORALES & BESA ABOGADOS LIMITADA

SPECIAL CHILEAN COUNSEL TO THE REPUBLIC

Santiago, Chile, July [5], 2024

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

U.S.A.

HSBC Securities (USA) Inc.
66 Hudson Boulevard

New York, NY 10001

U.S.A.

J.P. Morgan Securities PLC

25 Bank Street, Canary Wharf

London E14 5JP

United Kingdom

Société Générale

Immeuble Basalte

17 Cours Valmy

CS50318

92972 Paris La Défense Cedex

France

The Bank of New York Mellon
as Trustee pursuant to the
Indenture referred to below

Re: Republic of Chile / EUR Notes Reliance Letter

Ladies and Gentlemen:

This opinion is delivered to you pursuant to Section 8(e)(i) of the Underwriting Agreement dated July [●], 2024 (the “Underwriting Agreement”) among the Republic of Chile (the “Republic”) and BOFA Securities, Inc., HSBC Securities (USA), Inc., J.P. Morgan Securities PLC and Société Générale (the “Underwriters”) relating to the issuance and sale by the Republic of €[●] aggregate principal amount of its [●]% Notes due 20[●] (the “Notes”), which Notes are to be issued pursuant to an indenture, dated as of December 12, 2014 (the “Base Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of May 27, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes, the Underwriting Agreement and the Indenture (collectively, the “Agreements”) are more fully described in the Registration Statement and the Final Prospectus prepared by the Republic in connection with the issuance of the Notes. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

A-2-1

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Final Prospectus (except to the extent expressly set forth in letter (p) of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). Without limiting the foregoing, we assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial, accounting and statistical data included in the Registration Statement, the Disclosure Package and the Final Prospectus, and we have not examined the financial, accounting or statistical records from which such data or information is derived. We note that certain portions of the Registration Statement, the Disclosure Package and the Final Prospectus have been included therein on the authority of officials of the Republic, and that we are not experts within the meaning of the Securities Act with respect to any portion of the Registration Statement, the Disclosure Package or the Final Prospectus, including, without limitation, the financial, accounting or statistical data included therein.

However, in the course of our acting as special Chilean counsel to the Republic in connection with the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus, we participated in conferences and telephone conversations with officials of the Republic, representatives of the Underwriters and representatives of New York and Chilean counsel to the Underwriters, during which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed, and we reviewed certain other documents furnished to us by the Republic.

Based on our participation in such conferences and conversations, our review of such documents as described above, according to our limited and non-expert understanding of the United States of America federal securities laws and limited experience we have gained in our practice hereunder, we advise you that:

(a)            No information has come to our attention that causes us to believe that the Registration Statement (except the financial, accounting and statistical data included therein, as to which we express no view), as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

A-2-2

(b)            No information has come to our attention that causes us to believe that the Disclosure Package (except the financial, accounting and statistical data included therein, as to which we express no view), as of the Initial Sale Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)            No information has come to our attention that causes us to believe that the Final Prospectus (except the financial, accounting and statistical data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The opinions expressed herein are limited to questions arising under the laws of the Republic. We provide this opinion letter to you in our capacity as special Chilean counsel to the Republic. Furthermore, this opinion letter is furnished to you in your capacity as Underwriters under the Underwriting Agreement or as Trustee under the Indenture and is solely for your benefit as such. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, without, in each instance, our prior written consent. Notwithstanding the foregoing, you may furnish a copy of this opinion letter (with notice to us, which shall be given before furnishing such copy, when practicable) (a) if required by any applicable law or regulation, (b) to any regulatory authority having jurisdiction over you if required by such authority or (c) in connection with any actual or threatened claim against you relating to the issue of the Notes if required to assist you in establishing defenses under applicable securities laws, it being understood and agreed that we assume no duty or liability whatsoever to any person furnished this letter in accordance with this sentence and that any such person is not entitled to rely on this letter in any manner as a result of being furnished this letter or for any other reason.

This opinion letter speaks only as of the date hereof. Accordingly, any person relying on this opinion letter at any time after the date of this opinion letter should seek advice from its counsel as to the proper application of this opinion letter at such time.

Very truly yours,

MORALES & BESA LTDA.

By:
[●]., a Partner

A-2-3

Exhibit B-1

to the Underwriting Agreement

FORM OF OPINION
OF
ALLEN OVERY SHEARMAN STERLING US LLP

SPECIAL NEW YORK COUNSEL TO THE REPUBLIC

July 9, 2024

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

U.S.A.

HSBC Securities (USA) Inc.
66 Hudson Boulevard

New York, NY 10001

U.S.A.

J.P. Morgan Securities plc

25 Bank Street, Canary Wharf

London E14 5JP

United Kingdom

Société Générale

Immeuble Basalte

17 Cours Valmy

CS50318

92972 Paris La Défense Cedex

France

Republic of Chile
€1,600,000,000 3.875% Notes due 2031

Ladies and Gentlemen:

We have acted as special New York counsel to the Republic of Chile (the “Republic”), in connection with the purchase of €1,600,000,000 aggregate principal amount of the Republic’s 3.875% Notes due 2031 (the “Securities”), pursuant the Underwriting Agreement, dated July 2, 2024 (the “Underwriting Agreement”), between the Republic and each of you. The Securities will be issued by the Republic pursuant to an indenture, dated as of December 12, 2014, (the “Base Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of May 27, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). This opinion is furnished to you pursuant to Section 8(e)(i)(B) of the Underwriting Agreement.

B-1-1

In that connection, we have reviewed originals or copies of the following documents:

(a)	the Underwriting Agreement;

(b)	the Indenture; and

(c)	the Securities in global form as executed by the Republic.

The documents described in the foregoing clauses (a) through (c) are collectively referred to herein as the “Opinion Documents.”

We have also reviewed the following:

(a)	The shelf registration statement on Schedule B (Registration No. 333-262548) filed by the Republic under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on February 4, 2022 (such registration statement as so amended at the time of effectiveness, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, and the documents incorporated by reference therein, except Exhibit 99.C to the Annual Report (as defined below), hereinafter collectively referred to as the “Registration Statement”).

(b)	The base prospectus, dated February 4, 2022 and forming a part of the Registration Statement with respect to the offering from time to time of the securities described therein, which was included as part of the Registration Statement at the time it became effective on February 18, 2022 (the “Base Prospectus”).

(c)            The preliminary prospectus supplement, dated July 2, 2024 (the “Preliminary Prospectus Supplement”) (the Base Prospectus, as amended and supplemented by the Preliminary Prospectus Supplement, in the form first filed by the Republic pursuant to Rule 424(b) under the Securities Act with the Commission, including the documents incorporated by reference therein, except Exhibit 99.C to the Annual Report, hereinafter collectively referred to as the “Preliminary Prospectus”).

(d)	The free writing prospectus of the Republic, dated July 2, 2024, in the form first filed by the Republic pursuant to Rule 433 under the Securities Act with the Commission (the “Free Writing Prospectus”).

(e)	The final prospectus supplement, dated July 2, 2024 (the “Final Prospectus Supplement”) (the Base Prospectus, as amended and supplemented by the Final Prospectus Supplement, in the form first filed by the Republic pursuant to Rule 424(b) under the Securities Act with the Commission, including the documents incorporated by reference therein, except Exhibit 99.C to the Annual Report, hereinafter collectively referred to as the “ “Prospectus”).

(f)	Originals or copies of such other records of the Republic, certificates of public officials and officers of the Republic and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

B-1-2

As used herein, the term “General Disclosure Package” means the Preliminary Prospectus, as amended and supplemented by the Free Writing Prospectus.

The Registration Statement, the Base Prospectus and the Republic’s annual report (the “Annual Report”) on Form 18-K for the fiscal year ended December 31, 2022 (the “18-K”), filed with the Commission on June 16, 2023; Amendment No. 1 to the 18-K filed by the Republic on July 6, 2023; Amendment No. 2 to the 18-K filed by the Republic on July 6, 2023; Amendment No.3 to the 18-K filed by the Republic on July 13, 2023; Amendment No. 4 to the 18-K filed by the Republic on July 13, 2023; Amendment No. 5 to the 18-K filed by the Republic on July 19, 2023; and Amendment No. 6 to the 18-K filed by the Republic on October 17, 2023, each included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, were prepared and filed by the Republic without our participation.

In our review of the Opinion Documents and other documents, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the Underwriting Agreement and the other Opinion Documents and in certificates of public officials and officers of the Republic.

(e)	That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Republic, enforceable against each such party in accordance with its terms.

(f)	That:

(i)	Under the laws of the Republic of Chile, the Republic has power and authority to execute, deliver and perform, and has duly authorized, executed and delivered (except to the extent Generally Applicable Law is applicable to such execution and delivery), the Opinion Documents to which it is a party.

(ii)	The execution, delivery and performance by the Republic of the Opinion Documents to which it is a party have been duly authorized by all necessary governmental action and do not, except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it.

(g)	That the execution, delivery and performance by the Republic of the Opinion Documents to which it is a party do not and will not result in any conflict with or breach of any agreement or document binding on it.

(h)	That, except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Republic of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

B-1-3

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Republic, the Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Republic, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

On July 9, 2024, at approximately 8:00 a.m., the Commission’s website did not indicate the existence of a stop order suspending the effectiveness of the Registration Statement.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.            The Underwriting Agreement has been duly executed and delivered by the Republic, to the extent such execution and delivery is a matter of New York law.

2.            The Indenture has been duly executed and delivered by the Republic to the extent such execution and delivery is a matter of New York law and is the legal, valid and binding obligation of the Republic, enforceable against the Republic in accordance with its terms.

3.            The Securities have been duly executed by the Republic to the extent such execution is a matter of New York law and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Underwriting Agreement, the Securities will be the legal, valid and binding obligations of the Republic, enforceable against the Republic in accordance with their terms and entitled to the benefits of the Indenture.

4.            The statements in the General Disclosure Package and the Prospectus under the caption “Description of the Securities” and “Description of the Notes”, in each case, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein.

5.            The description of the U.S. federal income tax consequences set forth in the General Disclosure Package and the Prospectus under the caption “Taxation—United States Federal Taxation”, insofar as such description constitutes a statement of U.S. federal income tax law or legal conclusions and subject to the limitations and conditions described therein, is accurate in all material respects.

6.            No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Republic of any Opinion Document to which it is a party, except as have been obtained and are in full force and effect under the Securities Act or as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Securities.

B-1-4

7.            Assuming the validity of such action under the laws of the Republic of Chile, under the laws of the State of New York relating to submission to jurisdiction, the Republic (i) has, pursuant to Section 17 of the Underwriting Agreement, Section 9.7 of the Base Indenture and Section 16(b) of the Securities, validly submitted to the jurisdiction of any New York State or United States federal court located in The City of New York, New York, in any action or proceeding arising out of or with respect to the Underwriting Agreement, the Base Indenture and the Securities, (ii) has pursuant to Section 19 of the Underwriting Agreement and Section 16(b) of the Base Indenture, validly and irrevocably waived any obligation to the laying of venue of any such action in any such court and (iii) has validly appointed the Chilean Consul in The City of New York as its authorized agent for the purposes described in Section 17 of the Underwriting Agreement and Section 9.7(c) of the Base Indenture; and service of process effected in the manner set forth in Section 17 of the Underwriting Agreement and Section 9.7(c) of the Base Indenture will be effective to confer valid personal jurisdiction under the laws of the State of New York in connection with any such action or proceeding.

Our opinions expressed above are subject to the following qualifications:

(a)           Our opinions in paragraphs 2 and 3 above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(b)          Our opinions in paragraphs 2 and 3 above are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)           Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

(d)          The enforceability in the United States of the waiver by the Republic of its immunities from court jurisdiction and from legal process, as set forth in the Underwriting Agreement, the Indenture and the Securities, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976, as amended. We express no opinion as to the enforceability of any such waiver of immunity to the extent that it purports to apply to any immunity to which the Republic may become entitled after the date hereof.

(e)           We express no opinion with respect to the enforceability of any indemnity against any loss in converting into a specified currency the proceeds or amount of a court judgment in another currency.

We do not purport to be experts on the law of the Republic of Chile and, to the extent such law may be relevant to this opinion, we have with your permission, but without having made any independent investigation with respect thereto, assumed the correctness of the opinion delivered to you today of Morales & Besa Limitada, your special Chilean counsel. Such opinions are substantially responsive to the requirements of the Underwriting Agreement.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.

B-1-5

This opinion letter is delivered to you in connection with your role as underwriters of the Securities. This opinion letter may not be used, circulated, quoted or relied upon by you for any other purpose, or by anyone else, without our prior written consent. However, this opinion letter may, without our further written consent, be furnished, where it is reasonable to do so and without prior notice to us, (i) to respond to requests to review such documents by governmental, regulatory or judicial authorities having valid jurisdiction over the underwriters and (ii) in connection with the defense of any legal or regulatory proceeding or investigation arising out of the offer and sale of the Securities.

Very truly yours,

AAG/MMP/MGA

AES

B-1-6

Exhibit B-2

to the Underwriting Agreement

FORM OF LETTER
OF
ALLEN OVERY SHEARMAN STERLING US LLP

SPECIAL NEW YORK COUNSEL TO THE REPUBLIC

July 9, 2024

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

U.S.A.

HSBC Securities (USA) Inc.

66 Hudson Boulevard

New York, NY 10001

U.S.A.

J.P. Morgan Securities plc

25 Bank Street, Canary Wharf

London E14 5JP

United Kingdom

Société Générale

Immeuble Basalte

17 Cours Valmy

CS50318

92972 Paris La Défense Cedex

France

Republic of Chile
€1,600,000,000 3.875% Notes due 2031

Ladies and Gentlemen:

We have acted as special New York counsel to the Republic of Chile (the “Republic”), in connection with the purchase of €1,600,000,000 aggregate principal amount of the Republic’s 3.875% Notes due 2031 (the “Securities”), pursuant the Underwriting Agreement, dated July 2, 2024 (the “Underwriting Agreement”), between the Republic and each of you. This opinion is furnished to you pursuant to Section 8(e)(i)(B) of the Underwriting Agreement.

B-2-1

In such capacity, we examined a copy of the shelf registration statement on Schedule B (Registration No. 333-262548) filed by the Republic under the Securities Act, with the Securities and Exchange Commission (the “Commission”) on February 4, 2022. As used herein,

1.	the term “Registration Statement” means such registration statement, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, and the documents incorporated by reference therein;

2.	the term “Base Prospectus” means the base prospectus, dated February 22, 2022 and forming a part of the Registration Statement with respect to the offering from time to time of the securities described therein;

3.	the term “Preliminary Prospectus” means the Base Prospectus, as amended and supplemented by the preliminary prospectus supplement relating to the Securities, dated July 2, 2024, in the form first filed by the Republic pursuant to Rule 424(b) under the Securities Act with the Commission, including the documents incorporated by reference therein;

4.	the term “Prospectus” means the Base Prospectus, as amended and supplemented by the final prospectus supplement relating to the Securities, dated July 2, 2024 (the “Final Prospectus Supplement”), in the form first filed by the Republic pursuant to Rule 424(b) under the Securities Act with the Commission, including the documents incorporated by reference therein;

5.	the term “General Disclosure Package” means the Preliminary Prospectus, as amended and supplemented by the free writing prospectus of the Republic relating to the Securities, dated July 2, 2024, in the form first filed by the Republic as a free writing prospectus with the Commission; and

6.	the term “Applicable Time” means 12:25 p.m. New York time on July 2, 2024.

Except for (i) the Final Prospectus Supplement, (ii) Amendment No. 7 to the Republic’s annual report on Form 18-K for the year ended December 31, 2022 (the “18-K”) filed by the Republic on January 17, 2024 (incorporated by reference in the Registration Statement), (iii) Amendment No. 9 to the Republic’s 18-K filed by the Republic on May 22, 2024 (incorporated by reference in the Registration Statement), and (iv) Amendment No. 10 to the Republic’s 18-K filed by the Republic on July 1, 2024 (incorporated by reference in the Registration Statement); the Registration Statement (including the Base Prospectus, the 18-K, filed with the Commission on June 6, 2023; Amendment No. 1 to the 18-K filed by the Republic on July 6, 2023; Amendment No. 2 to the 18-K filed by the Republic on July 6, 2023; Amendment No.3 to the 18-K filed by the Republic on July 13, 2023; Amendment No. 4 to the 18-K filed by the Republic on July 13, 2023; Amendment No. 5 to the 18-K filed by the Republic on July 19, 2023; Amendment No. 6 to the 18-K filed by the Republic on October 17, 2023, each included or incorporated by reference in the Registration Statement) was prepared by the Republic without our participation.

We also reviewed and participated in discussions concerning the preparation of the Registration Statement, the General Disclosure Package and the Prospectus with certain officers or employees of the Republic, with its Chilean counsel, and with your representatives and your counsels. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement, the General Disclosure Package or the Prospectus, except as set forth in paragraphs 4 and 5 of our opinion letter addressed to each of you, dated the date hereof.

B-2-2

Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, in our opinion, the Registration Statement and the Prospectus (other than the financial statements and other financial or statistical data included in the sourcebook prepared in connection with the offering, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

We further advise you that, subject to the limitations set forth in the second preceding paragraph, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which caused us to believe that (i) the Registration Statement (other than the financial statements and other financial or statistical data included in the sourcebook prepared in connection with the offering, as to which we have not been requested to comment), as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package (other than the financial statements and other financial or statistical data included in the sourcebook prepared in connection with the offering, as to which we have not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus (other than the financial statements and other financial or statistical data included in the sourcebook prepared in connection with the offering, as to which we have not been requested to comment), as of the date of the Final Prospectus Supplement or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is delivered to you in connection with your role as underwriters of the Securities and may not be used, circulated, quoted or relied upon by you for any other purpose, or by anyone else, without our prior written consent. However, this letter may, without our further written consent, be furnished, where it is reasonable to do so and without prior notice to us, (i) to respond to requests to review such documents by governmental, regulatory or judicial authorities having valid jurisdiction over the underwriters and (ii) in connection with the defense of any legal or regulatory proceeding or investigation arising out of the offer and sale of the Securities.

Very truly yours,

AAG/MMP/MGA

AES

B-2-3

Exhibit C-1

to the Underwriting Agreement

FORM OF OPINION
OF
GARRIGUES CHILE LIMITADA

SPECIAL CHILEAN COUNSEL TO THE UNDERWRITERS

Santiago (Chile), July [®], 2024

To each of the addressees listed in

Schedule 1 hereto

Republic of Chile

€[®] [®]% Notes due 20[®]

Ladies and Gentlemen,

This opinion is delivered to you pursuant to Section 8(e)(iii) of the Underwriting Agreement dated July [2], 2024 (the “Underwriting Agreement”), among the Republic of Chile (the “Republic”), and BofA Securities, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Société Générale (the “Underwriters”), relating to the issuance and sale by the Republic of €[®] aggregate principal amount of its [®]% Notes due 20[®] (the “Notes”), which Notes are to be issued pursuant to an indenture, dated as of December 12, 2014 (the “Base Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of May 27, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes, the Underwriting Agreement and the Indenture (collectively, the “Agreements”) are more fully described in the Registration Statement (as defined below) and the Final Prospectus (as defined below) prepared by the Republic in connection with the issuance of the Notes. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

C-1-1

We have acted as special Chilean counsel to the Underwriters in connection with the Agreements and issuance of the Notes. In connection with this opinion we have examined:

1.	an executed copy of each Agreement and the forms of the Notes;

2.	the registration statement on Schedule B (No. 333-262548) initially filed by the Republic under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “Commission”) on February 4, 2022, (such registration statement, including the documents and information deemed to be a part thereof at the time of effectiveness pursuant to Rule 424(b) under the Securities Act, and the documents incorporated by reference therein, respectively, hereinafter referred to as the “Registration Statement”);

3.	the base prospectus, dated February 22, 2022, included as part of the Registration Statement (the base prospectus being hereinafter referred to as the “Base Prospectus”);

4.	the preliminary prospectus supplement, dated July [2], 2024, relating to the Notes (the “Preliminary Prospectus Supplement”);

5.	the prospectus supplement, dated July [2], 2024, relating to the Notes (the “Prospectus Supplement”) (the Base Prospectus, as supplemented by the Prospectus Supplement, in the form it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Final Prospectus”);

6.	the final term sheet relating to the Notes, dated July [2], 2024, in the form attached as Schedule V to the Underwriting Agreement (the “Pricing Term Sheet”);

7.	the Authorization delivered by the Republic as contemplated by the Indenture;

8.	the Political Constitution of the Republic (Constitución Política de la República de Chile) dated 1980, as amended (the “Constitution”);

9.	Decree Law No. 1,263 (Decreto Ley N° 1.263) of November 21, 1975, as amended, providing for the rules of financial administration and governance of the Republic (the “Government Financial Administration Act”);

10.	Decree Law No. 2,349 (Decreto Ley N°2.349) of October 13, 1978, as amended, on sovereign immunity of the Chilean State (the “Sovereign Immunity Act”);

11.	Article 3 of Law No, 21,640 (Ley N° 21.640) published in the Official Gazette of Chile (the “Official Gazette”) on December 18, 2023, authorizing the President of the Republic to incur public indebtedness locally and abroad (the “2024 Budget Law”);

12.	Supreme Decree No. 1, dated January 2, 2024 of the Ministry of Finance, published in the Official Gazette on January 17, 2024 (the “Supreme Decree”); and

13.	such other documents, agreements and instruments and such treaties, laws, rules, decrees and the like as we have deemed necessary as a basis for the opinions hereinafter expressed.

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As used herein, “Disclosure Package” means the Base Prospectus, the Prospectus Supplement, and the issuer free writing prospectuses identified on Schedule III to the Underwriting Agreement, if any.

We have assumed for purposes of this opinion: (i) that the Agreements and all other documents to be executed and delivered thereunder have been duly authorized, executed and delivered by the Underwriters and the Trustee, as the case may be, and that each such party has adequate power, authority and legal right to enter into each Agreement to which they are a party; (ii) the authenticity of all documents examined by us (and the completeness of and conformity to the originals of any copies thereof submitted to us) and the genuineness of all signatures; (iii) that the Underwriting Agreement has not been terminated pursuant to Section 16 thereof; (iv) that the execution, delivery and performance of the Agreements and the other documents and instruments provided for by the Agreements, and the consummation of the transactions contemplated thereby, do not and will not contravene or breach, or result in a default under, or require any consent of any person under, any agreement or other document or instrument to which any of the parties to any thereof (other than the Republic) is a party or by which it is bound; and (v) that any documents referred to in our opinion and executed by the Republic, which are stated to be governed by and construed in accordance with New York law, based on the opinions contained herein, will have been duly authorized, executed and delivered pursuant to New York law.

Also, in rendering this opinion we have relied, without independent investigation, (i) to the extent this opinion involves any matter of United States Federal and New York law, upon the opinion of Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel to the Underwriters, of this date, rendered pursuant to Section 8(e)(iv) of the Underwriting Agreement, and (ii) as to matters of fact, to the extent we have deemed proper, on certificates of officers of the Republic and certificates or other written statements of Chilean officials having custody of relevant documents.

Based upon the foregoing, we are of the opinion that:

(a)            The Republic has full power and authority to execute and deliver each of the Underwriting Agreement, the Indenture and the Notes and all other documents and instruments to be executed and delivered by the Republic thereunder, to incur the obligations to be incurred by it as provided therein and to perform and observe the provisions thereof on its part to be performed or observed and to issue and sell the Notes and to perform the terms thereof.

(b)            The issuance and sale of the Notes and the execution and delivery of the Underwriting Agreement, the Indenture and the Notes by the Republic and all other documents and instruments to be executed and delivered by the Republic thereunder and the performance of its obligations thereunder have been duly and validly authorized by the Republic.

(c)            Each of the Underwriting Agreement and the Indenture has been duly executed and delivered on behalf of the Republic and constitutes a legal, valid and binding obligation of the Republic enforceable against the Republic in accordance with the terms thereof.

(d)            The Notes, when duly (i) executed by (x) the representative of the Republic designated in accordance with the Supreme Decree and (y) the Treasurer General of the Republic (Tesorero General de la República) (or his/her representative designated in accordance with the Supreme Decree), (ii) authenticated (“refrendados”) by the Comptroller General of the Republic (Contralor General de la República) (or his/her representative designated in accordance with the Supreme Decree) and, based on our understanding that the Indenture (which is governed by New York law) so requires, authenticated by the Trustee in accordance with the Indenture, and (iii) delivered and paid for in accordance with the Underwriting Agreement, will be legal, valid and binding obligations of the Republic enforceable against the Republic in accordance with the terms thereof and entitled to the benefits of the Indenture.

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(e)            No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in the Republic (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution, delivery and performance of the Agreements by the Republic, or for the issue, sale, delivery and performance of the Notes as contemplated therein and in the Registration Statement, the Disclosure Package and the Final Prospectus, the consummation of the other transactions contemplated by the Agreements and compliance by the Republic with the terms of the Agreements, as the case may be, or for the legality, enforceability, validity or admissibility into evidence of the Agreements (including the Notes) against the Republic, except for the authorizations contained in Article 3 of the 2024 Budget Law and in the Supreme Decree all of which have been duly obtained and are in full force and effect on the date hereof.

(f)            The execution, delivery and performance of the Agreements by the Republic, the issuance, sale, delivery and performance of the Notes as contemplated therein, the consummation of the other transactions contemplated by the Agreements and compliance by the Republic with the terms of the Agreements, as the case may be, do not (i) conflict with or result in a breach of the Constitution, the Government Financial Administration Act, the Sovereign Immunity Act, the 2024 Budget Law, the Supreme Decree or any other constitutional provision, any provision of any treaty, convention, statute, law, regulation, decree, judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any fiscal agency agreement, trust deed, mortgage or other agreement to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective properties or assets are bound or (iii) result in the creation of any lien or encumbrance upon such properties or assets.

(g)            To the best of our knowledge after due inquiry, other than as set forth or contemplated in the Registration Statement, the Disclosure Package or the Final Prospectus, there are no pending or, threatened, actions or proceedings (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would reasonably be expected individually or in the aggregate to have a materially adverse effect on the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Agreements, or which are otherwise material in the context of the issuance of the Notes.

(h)            Except as disclosed in the Disclosure Package and the Final Prospectus, there is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Agreements (except for consular and clerk fees in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Agreements or of any other document to be furnished thereunder and neither is it necessary that the Agreements be submitted to, filed or recorded with any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for a translation into Spanish of the Agreements and/or the Notes performed by a translator appointed by a competent Chilean court, which is required in order to bring an action thereon in the courts of Chile).

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(i)             When duly issued, executed and authenticated as described in (d) above, the Notes will be the direct, unconditional and unsecured obligations of the Republic, the full faith and credit of the Republic will have been pledged for the due and punctual payment of the principal of, interest on, and any Additional Amounts or other amounts required to be paid with respect to, the Notes, and the performance of the obligations therein contained; when issued, the Notes will rank pari passu in priority of payment, in right of security and in all other respects with all other External Indebtedness (as defined in the Terms and Conditions of the Notes) with respect to the Republic now or hereafter outstanding (except to the extent any such other External Indebtedness ranks above such obligations solely by reason of Liens (as defined in the Terms and Conditions of the Notes)).

(j)             The execution, delivery and performance of the Underwriting Agreement, the Indenture and the other documents referred to therein, and the issuance and sale of the Notes and the performance of the terms thereof by the Republic, constitute private and commercial acts rather than public or governmental acts. As described in the Registration Statement, the Final Prospectus and the Disclosure Package, the Republic has validly waived with respect to itself and its property any immunity it may now or in the future enjoy, including immunity (i) from jurisdiction of any court, (ii) from set-off any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise); provided, however, that no attachment is possible with respect to properties of the Republic located in Chile, and provided, further, that with respect to the movable and immovable property of the Republic used for diplomatic and consular missions, including the residence of the head of such missions, or for military purposes (including any property of military character or under the control of a military authority or defense agency) or the rights or property of the Chilean Central Bank (Banco Central de Chile), the waiver of immunity by the Republic is prohibited by the laws of the Republic. The waiver of immunity and waiver of objection to laying of venue and defense of inconvenient forum by the Republic contained in Section 21(a) of the Underwriting Agreement, Section 9.7(f) of the Indenture and paragraph 16(b) of the Terms and Conditions of the Notes, the appointment by the Republic of process agent in Section 19(b) of the Underwriting Agreement and Section 9.7(b) of the Indenture, the consent by the Republic to the jurisdiction of the courts specified in such sections and paragraph and the provisions in Section 19(a) of the Underwriting Agreement, Section 9.7(a) of the Indenture and paragraph 16(a) of the Terms and Conditions of the Notes that the laws of the State of New York shall govern the Underwriting Agreement, the Indenture and the Notes, are irrevocably binding on the Republic.

(k)            Each of the Underwriting Agreement, the Indenture and the Registered Global Notes is (and, upon execution, delivery and authentication in accordance with paragraph (d) above, a Definitive Registered Note (as defined in the Notes) will be) in proper form under the laws of the Republic for the enforcement of a final and conclusive judgment in the courts of Chile, and in the legal action of such courts, such courts (i) would recognize and give effect to the respective provisions of the Underwriting Agreement, the Indenture and the Notes that such documents be governed by the laws of the State of New York and (ii) would accordingly enforce the final and conclusive judgment made by a New York court. However, for its enforceability and admissibility in evidence in the Republic, each such document would need to be duly translated into Spanish by a translator appointed by a competent Chilean court.

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(l)             A final, valid and conclusive judgment for the payment of a fixed or readily calculable sum of money against the Republic (a “Monetary Judgment”) rendered by any New York State or Federal court sitting in The City of New York having jurisdiction under its laws, over the Republic, in an action arising out of or relating to the Underwriting Agreement, the Indenture or the Notes, as the case may be, would be recognized and enforced against the Republic by the courts of Chile without re-examination or review of the merits of the cause of action in respect of which the original Monetary Judgment was given nor re-litigation of the matters adjudicated upon nor payment of any stamp, registration or similar tax or duty except for court and consular fees and other charges incurred in connection with enforcement proceedings and legalization of exequatur or rogatory documents; provided that the following conditions are met (the existence or non-existence of which would be determined by the Supreme Court of Chile):

i.	if there exists a treaty as to the enforcement of judgments between Chile and the United States of America, such treaty will be applied. As at the date hereof no such treaty currently exists between Chile and the United States of America; or

ii.	if there is no treaty, the Monetary Judgment will be enforced if there is reciprocity as to the enforcement of judgments (i.e., a United States court would enforce a comparable judgment of a Chilean court under comparable circumstances);

iii.	if it can be proved that there is no reciprocity the Monetary Judgment cannot be enforced in Chile;

iv.	if reciprocity cannot be proved, the judgment will be enforced if it has not been rendered by default within the meaning of Chilean law, that is if valid service of process was made upon the parties to the action unless the defendant was able to prove that due to other reasons it was prevented from assuming its defense. However, under Chilean law, service of process by means of mailing copies to the Republic will not be deemed effective to cause proper service of process and, consequently, any judgment rendered in a legal proceeding in which process was served by means of mailing copies may be then effectively contested by the Republic in Chile; and

v.	in any event, the judgment shall not be contrary to the public policy of the Republic of Chile, and shall not affect in any way properties located in Chile, which are, as a matter of Chilean law, subject exclusively to the jurisdiction of Chilean courts. In this regard, other than as discussed in our qualification at the end of this opinion, we are not aware of any public policy that would affect the enforcement in Chile of a judgment in respect of the Underwriting Agreement, the Indenture or the Notes.

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Upon compliance with the above, the courts in the Republic will enforce a final and conclusive Monetary Judgment rendered by a New York State or Federal court sitting in The City of New York having jurisdiction, under its laws, over the Republic, in an action arising out of the Underwriting Agreement, the Indenture or the Notes, as the case may be, in accordance with the procedure contemplated by the Chilean Code of Civil Procedure for the enforcement of foreign judgments. To enforce such Monetary Judgment in Chile rendered in relation to the Agreements or the Notes against the Republic, the Monetary Judgment must be presented to the Supreme Court of Chile, in duly legalized (by the Chilean Consul in New York) form and translated into the Spanish language by a translator appointed by a competent Chilean court. Said Court will hear whatever presentation the Republic wishes to make, which hearing will be limited to aspects relating to such enforcement and not to substantive issues resolved in the Monetary Judgment. The Supreme Court will also hear the Supreme Court Prosecutor (“Fiscal Judicial”) as to such limited aspects, and, with only this background, the Supreme Court will declare whether or not the Monetary Judgment should be enforced. If the Supreme Court orders the Republic to perform any payment obligation, the facts must be made known to the President of the Republic so that he/she may issue a supreme decree ordering enforcement of such Monetary Judgment within a 60-day period. The President of the Republic is prohibited by express mandate of the Constitution from exercising judicial functions as well as from reviewing the basis for and the contents of the court’s decision.

We express no opinion as to the enforceability in Chile of a foreign judgment against the Republic that is not a Monetary Judgment or that has been obtained in any court other than the New York State or Federal courts sitting in New York City.

(m)            It is not necessary under the laws of the Republic that the Underwriters be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of any of the Agreements and the Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery and performance of the Agreements or the enforcement thereof in Chile.

(n)            The Registration Statement, the Disclosure Package and the Final Prospectus, with respect to or involving the Constitution, the Government Financial Administration Act, the Sovereign Immunity Act, the 2024 Budget Law and any other laws, statutes and regulations of or pertaining to the Republic or Chilean law are true and correct as of the date hereof and fairly present the information purported to be shown and the information provided by the Republic in the Registration Statement, the Disclosure Package and the Final Prospectus with respect to itself has been provided by the authorized officials of the Republic on behalf of the Republic.

(o)            All statements in the Registration Statement, the Disclosure Package and the Final Prospectus with respect to or involving the Constitution, the Government Financial Administration Act, the Sovereign Immunity Act, the 2024 Budget Law, the Supreme Decree and any other laws, statutes and regulations of or pertaining to the Republic or Chilean law are true and correct as of the date hereof and fairly present the information purported to be shown; and the information provided by the Republic in the Registration Statement, the Disclosure Package and the Final Prospectus with respect to itself has been provided by the Republic or any National Government Agency in compliance with the laws and regulations applicable thereto as in effect on the date hereof.

(p)            The statements in the Base Prospectus, under the captions “Taxation – Chilean Taxation” and “Description of the Securities,” and in the Prospectus Supplement under the caption “Description of the Notes,” insofar as such statements constitute a summary of the documents or matters referred to therein taken as a whole, fairly summarize the provisions of Chilean law therein described.

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(q)            The laws of the Republic do not require any statute or regulation or legal or governmental proceeding or any contract or document of the Republic of any character, to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, other than such statutes, regulations, and proceedings that have been described therein.

(r)            When issued, the Notes and all payments thereon will be free and exempt from any and all taxes, duties or other charges of whatsoever nature of the Republic, except (as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus), for the withholding currently assessed on payments of interest to bondholders that are not residents of the Republic and except to the extent that such Notes or payments will be held or received by persons who are subject to tax for reasons other than the mere holding of such Notes or receiving payments thereon.

(s)            The Underwriters are not subject to any taxes, duties or other governmental charges imposed by the Republic or by any political subdivisions or taxing authority thereof or therein with respect to any payments received by any of the Underwriters on account of commissions and reimbursement of expenses, as long as such payments qualify as commissions and reimbursements of expenses according to the Chilean Commercial Code and the Chilean Income Tax Law, in accordance with the guidelines issued on the matter by the Servicio de Impuestos Internos (the Chilean Internal Revenue Service).

This opinion is subject to the effect of any applicable bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting creditors’ rights generally.

In connection with our opinion at paragraphs (c), (f), (j) and (l)(v) above referring to the validity, binding nature and enforceability in Chile and potential conflict with Chilean law or public policy of the indemnification and contribution provisions contained in Section 10 of the Underwriting Agreement, we wish to express that a Chilean court would not find such provisions to be violative of principles of Chilean public policy unless their actual application in a particular case to determine the amount of an indemnification or contribution due by an indemnifying party would, in the judgment of the court, result in a recovery by the indemnified party so arbitrary and unreasonable as to be considered contrary to basic and fundamental principles of the Chilean legal system.

The opinions expressed herein are limited to questions arising under the laws of the Republic. Furthermore, this opinion letter is furnished to you in your capacity as Underwriters under the Underwriting Agreement or as Trustee under the Indenture, and is solely for your benefit as such. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose without, in each instance, our prior written consent. Notwithstanding the foregoing, you may furnish a copy of this opinion letter (with notice to us, which shall be given before furnishing such copy, when practicable) (a) if required by any applicable law or regulation, (b) to any regulatory authority having jurisdiction over you if required by such authority or (c) in connection with any actual or threatened claim against you relating to the issue of the Notes if required to assist you in establishing defenses under applicable securities laws, it being understood and agreed that we assume no duty or liability whatsoever to any person furnished this letter in accordance with this sentence and that any such person is not entitled to rely on this letter in any manner as a result of being furnished this letter or for any other reason.

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This opinion letter speaks only as of the date hereof. Accordingly, any person relying on this opinion letter at any time after the date of this opinion letter should seek advice of its counsel as to the proper application of this opinion letter at such time.

Very truly yours,

Garrigues Chile Limitada

By:
[®], a Partner

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Exhibit C-2

to the Underwriting Agreement

FORM OF LETTER
OF
GARRIGUES CHILE LIMITADA

SPECIAL CHILEAN COUNSEL TO THE UNDERWRITERS

Santiago (Chile), July [®], 2024

To each of the addressees listed in

Schedule 1 hereto

Republic of Chile

€[®] [®]% Notes due 20[®]

Ladies and Gentlemen,

This opinion is delivered to you pursuant to Section 8(e)(iii) of the Underwriting Agreement dated July [2], 2024 (the “Underwriting Agreement”), among the Republic of Chile (the “Republic”), and BofA Securities, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Société Générale (the “Underwriters”), relating to the issuance and sale by the Republic of €[®] aggregate principal amount of its [®]% Notes due 20[®] (the “Notes”), which Notes are to be issued pursuant to an indenture, dated as of December 12, 2014 (the “Base Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of May 27, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes, the Underwriting Agreement and the Indenture (collectively, the “Agreements”) are more fully described in the Registration Statement and the Final Prospectus prepared by the Republic in connection with the issuance of the Notes. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

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Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statement contained in the Registration Statement, the Disclosure Package and the Final Prospectus (except to the extent expressly set forth in letter (o) of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statement (except as aforesaid). Without limiting the foregoing, we assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial, accounting and statistical data included in the Registration Statement, the Disclosure Package and the Final Prospectus, and we have not examined the financial, accounting or statistical records from which such data or information is derived. We note that certain portions of the Registration Statement, the Disclosure Package and the Final Prospectus have been included therein on the authority of officials of the Republic, and that we are not experts within the meaning of the Securities Act with respect to any portion of the Registration Statement, the Disclosure Package or the Final Prospectus, including, without limitation, the financial, accounting or statistical data included therein.

However, in the course of our acting as special Chilean counsel to the Underwriters in connection with the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus, we participated in conferences and telephone conversations with officials of the Republic, your representatives, representatives of your New York counsel, and representatives of New York and Chilean counsel to the Republic, during which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed, and we reviewed certain other documents furnished to us by the Republic.

Based on our participation in such conferences and conversations, our review of such documents as described above according to our limited and non-expert understanding of the United States of America federal securities laws and limited experience we have gained in our practice thereunder, we advise you that:

(a)	No information has come to our attention that causes us to believe that the Registration Statement (except the financial, accounting and statistical data included therein, as to which we express no view), as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein not misleading.

(b)	No information has come to our attention that causes us to believe that the Disclosure Package (except the financial, accounting and statistical data included therein, as to which we express no view), as of the Initial Sale Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading.

(c)	No information has come to our attention that causes us to believe that the Final Prospectus (except the financial, accounting and statistical data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.

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The opinions expressed herein are limited to questions arising under the laws of the Republic. We provide this opinion letter to you in our capacity as special Chilean counsel to the Underwriters. Furthermore, this opinion letter is furnished to you in your capacity as Underwriters under the Underwriting Agreement or as Trustee under the Indenture, and is solely for your benefit as such. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose without, in each instance, our prior written consent. Notwithstanding the foregoing, you may furnish a copy of this opinion letter (with notice to us, which shall be given before furnishing such copy, when practicable) (a) if required by any applicable law or regulation, (b) to any regulatory authority having jurisdiction over you if required by such authority or (c) in connection with any actual or threatened claim against you relating to the issue of the Notes if required to assist you in establishing defenses under applicable securities laws, it being understood and agreed that we assume no duty or liability whatsoever to any person furnished this letter in accordance with this sentence and that any such person is not entitled to rely on this letter in any manner as a result of being furnished this letter or for any other reason.

This opinion letter speaks only as of the date hereof. Accordingly, any person relying on this opinion letter at any time after the date of this opinion letter should seek advice of its counsel as to the proper application of this opinion letter at such time.

Very truly yours,

Garrigues Chile Limitada

By:
[®], a Partner

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Exhibit D-1

to the Underwriting Agreement

FORM OF OPINION
OF
CLEARY GOTTLIEB STEEN & HAMILTON LLP

SPECIAL NEW YORK COUNSEL TO THE UNDERWRITERS

July 9, 2024

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

U.S.A.

HSBC Securities (USA) Inc.

66 Hudson Boulevard

New York, NY 10001

U.S.A.

J.P. Morgan Securities plc

25 Bank Street, Canary Wharf

London E14 5JP

United Kingdom

Société Générale

Immeuble Basalte

17 Cours Valmy

CS50318

92972 Paris La Défense Cedex

France

as Underwriters,

Ladies and Gentlemen:

We have acted as United States counsel to you, as Underwriters, in connection with the offering by the Republic of Chile (the “Republic” or “Chile”), pursuant to registration statement (No.333-262548) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), of €1,600,000,000 aggregate principal amount of Chile’s 3.875% Notes due 2031 (the “Notes”), to be issued under an indenture, dated as of December 12, 2014 (the “Base Indenture”), between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of May 27, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Registration statement No. 333-262548, as amended as of its most recent effective date, July 1, 2024, the date on which the most recent Form 18-K was filed as an amendment thereto, insofar as it relates to the Notes (as determined for purposes of Rule 430B(f)(2) or Rule 462(b), as applicable, under the Securities Act), including the documents incorporated by reference therein, is herein called the “Registration Statement”; the related prospectus dated February 22, 2022, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus”; the preliminary prospectus supplement dated July 2, 2024 as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement”; and the related prospectus supplement dated July 2, 2024, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This opinion is furnished pursuant to Section 8(e)(iv) of the underwriting agreement dated July 2, 2024 (the “Underwriting Agreement”) between Chile and the several underwriters named above (the “Underwriters”).

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In arriving at the opinions expressed below, we have reviewed the following documents:

(a)            a copy of the executed Underwriting Agreement;

(b)            the Registration Statement;

(c)            the Pricing Prospectus and the document listed in Schedule I hereto;

(d)            the Final Prospectus;

(e)            a copy of the Notes in global form as executed by Chile and authenticated by the Trustee;

(f)            a copy of the Indenture, and

(g)           the documents delivered to you by Chile at the closing pursuant to the Underwriting Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such other documents and other certificates of public officials and representatives of Chile and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) that all agreements and documents we have examined have been duly authorized, executed and delivered pursuant to Chilean law, (ii) that each party has full power, authority and legal right to enter into such agreement or to issue such document, and to perform its obligations thereunder, (iii) that all signatures on all such agreements and documents are genuine, and (iv) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of Chile in the Underwriting Agreement).

D-1-2

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Underwriting Agreement has been duly executed and delivered by Chile under the law of the State of New York.

2. The Indenture has been duly executed and delivered by Chile under the law of the State of New York and is a valid, binding and enforceable agreement of Chile.

3. The Notes have been duly executed and delivered by Chile under the law of the State of New York, and, assuming their due authentication in accordance with the terms of the Indenture and delivery and payment in accordance with the terms of the Underwriting Agreement, the Notes are valid, binding and enforceable obligations of Chile, entitled to the benefits of the Indenture.

4. The statements under the headings “Description of the Securities” in the Base Prospectus and “Description of the Notes” in each of the Preliminary Prospectus Supplement considered together with the document listed in Schedule I and the Final Prospectus Supplement, insofar as such statements purport to summarize certain provisions of the Notes and the Indenture, provide a fair summary of such provisions.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of Chile, (i) we have assumed that Chile and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Chile regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable in relation to transactions of the type contemplated by the Underwriting Agreement and the Indenture), (ii) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (iii) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We note that the enforceability of the waiver of immunities by Chile set forth in Section 21(a) of the Underwriting Agreement, Section 9.7(e) of the Indenture, and Paragraph 17(e) of the terms and conditions of the Notes, is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976. We express no opinion as to the enforceability of any such waiver of immunity to the extent that it purports to apply to any immunity to which Chile may become entitled after the date thereof.

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We also note that the designation in Section 19(b) of the Underwriting Agreement, Section 9.7(b) of the Indenture and Paragraph 17(b) of the terms and conditions of the Notes of the U.S. federal courts sitting in the Borough of Manhattan, The City of New York, as the venue for actions or proceedings relating to the Underwriting Agreement, the Indenture and the Notes is (notwithstanding the waiver in Section 21(a) of the Underwriting Agreement, Section 9.7(e) of the Indenture and Paragraph 17(e) of the terms and conditions of the Notes) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such federal court is an inconvenient forum for such action or proceeding.

In addition, we note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

We express no opinion as to the enforceability of Paragraph 18 of the terms and conditions of the Notes relating to currency indemnity.

With respect to the first sentence of Section 19(b) of the Underwriting Agreement, Section 9.7(b) of the Indenture and paragraph 17(b) of the Notes, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Underwriting Agreement, the Indenture or the Notes where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, as Underwriters, solely for your benefit in your capacity as Underwriters in connection with the offering of the Notes. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein. Notwithstanding the foregoing, you may furnish a copy of this opinion letter (with notice to us, which shall be given before furnishing such copy, when practicable) (a) if required by any applicable law or regulation, (b) to any regulatory authority having jurisdiction over you if required by such authority, or (c) in connection with any actual or threatened claim against you relating to the issue of the Notes if required to assist you in establishing defenses under applicable securities laws, it being understood and agreed that we assume no duty or liability whatsoever to any person furnished this letter in accordance with this sentence and that any such person is not entitled to rely on this letter in any manner as a result of being furnished this letter or for any other reason.

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Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

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Exhibit D-2

to the Underwriting Agreement

FORM OF LETTER
OF
CLEARY GOTTLIEB STEEN & HAMILTON LLP

SPECIAL NEW YORK COUNSEL TO THE UNDERWRITERS

July 9, 2024

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

U.S.A.

HSBC Securities (USA) Inc.

66 Hudson Boulevard

New York, NY 10001

U.S.A.

J.P. Morgan Securities plc

25 Bank Street, Canary Wharf

London E14 5JP

United Kingdom

Société Générale

Immeuble Basalte

17 Cours Valmy

CS50318

92972 Paris La Défense Cedex

France

As Underwriters,

Ladies and Gentlemen,

We have acted as United States counsel to you, as Underwriters, in connection with the offering by the Republic of Chile (the “Republic” or “Chile”), pursuant to registration statement (No. 333-262548) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), of €1,600,000,000 aggregate principal amount of its 3.875% Notes due 2031 (the “Notes”), to be issued under an indenture, dated as of December 12, 2014, between the Republic and The Bank of New York Mellon, as trustee, as amended by the first supplemental indenture, dated as of May 27, 2015. Registration statement No. 333-262548, as amended as of its most recent effective date, July 1, 2024, the date on which the most recent Form 18-K was filed as an amendment thereto, insofar as it relates to the Notes (as determined for purposes of Rule 430B(f)(2) or Rule 462(b), as applicable, under the Securities Act), including the documents incorporated by reference therein, is herein called the “Registration Statement”; the related prospectus dated February 22, 2022, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus”; the preliminary prospectus supplement dated July 2, 2024, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement”; and the related prospectus supplement dated July 2, 2024, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This letter is furnished pursuant to Section 8(e)(iv) of the underwriting agreement dated July 2, 2024 (the “Underwriting Agreement”) between Chile and the several underwriters named above (the “Underwriters”).

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Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus and the document listed in Schedule I hereto are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statement contained in the Registration Statement, the Pricing Prospectus, the Final Prospectus or the document listed in Schedule I hereto (except to the extent expressly set forth in numbered paragraph 4 of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statement (except as aforesaid). We also are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Pricing Prospectus, the Final Prospectus or the document listed in Schedule I hereto was conveyed to any person for purposes of Rule 159 under the Securities Act. We note that certain portions of the Registration Statement, the Pricing Prospectus and the Final Prospectus have been included therein on the authority of officials of Chile, and that we are not experts within the meaning of the Securities Act with respect to any portion of the Registration Statement, the Pricing Prospectus or the Final Prospectus, including, without limitation, the financial, accounting or statistical data included therein.

However, in the course of our acting as special United States counsel to you, as Underwriters, in connection with Chile’s preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus (but excluding the documents incorporated by reference in each of them) and the document listed in Schedule I hereto, we participated in telephone conversations with officials of the Republic, representatives of the Republic’s New York and Chilean counsel, your representatives and representatives of your Chilean counsel, during which telephone conversations the contents of the Registration Statement, the Pricing Prospectus, the Final Prospectus and the document listed in Schedule I hereto and related matters were discussed, and we reviewed the documents incorporated by reference in the Registration Statement, the Pricing Prospectus, the Final Prospectus and certain records and documents furnished to us by Chile.

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Based on our participation in such telephone conversations and our review of such documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a)            The Registration Statement (except the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Republic’s Annual Report on Form 18-K for the Fiscal Year ended December 31, 2022 (the “Annual Report”), as to which we express no view), as of its most recent effective date July 1, 2024, and the Final Prospectus (except as aforesaid), as of the date thereof, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder.

(b)            No information has come to our attention that causes us to believe that the Registration Statement (except the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Annual Report, as to which we express no view), as of its most recent effective date, July 1, 2024, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein not misleading.

(c)            No information has come to our attention that causes us to believe that the Pricing Prospectus, considered together with the document listed in Schedule I hereto (except the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Annual Report, as to which we express no view) at 12:25 p.m. New York time on July 2, 2024, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading.

(d)            No information has come to our attention that causes us to believe that the Final Prospectus (except the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Annual Report, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading.

We are furnishing this letter to you, as Underwriters, solely for your benefit in your capacity as Underwriters in connection with the offering of the Notes. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein. Notwithstanding the foregoing, you may furnish a copy of this letter (with notice to us, which shall be given before furnishing such copy, when practicable) (a) if required by any applicable law or regulation, (b) to any regulatory authority having jurisdiction over you if required by such authority, or (c) in connection with any actual or threatened claim against you relating to the issue of the Notes if required to assist you in establishing defenses under applicable securities laws, it being understood and agreed that we assume no duty or liability whatsoever to any person furnished this letter in accordance with this sentence and that any such person is not entitled to rely on this letter in any manner as a result of being furnished this letter or for any other reason.

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Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

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